UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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TWEEN BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
April 11, 2008
Dear Stockholder:
     You are cordially invited to attend our 2008 Annual Meeting of Stockholders. The meeting will be held on May 22, 2008, at 9:00 a.m. Eastern Time, at our corporate offices, located at 8323 Walton Parkway, New Albany, Ohio. If you need assistance in finding the location of the meeting, please call our Investor Relations Department at (614) 775-3500.
     At the meeting, we will:
•	elect two directors to the Board;

•	ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year; and

•	transact other business as may come before the meeting.
We will also report on our financial and operating performance during 2007, and update stockholders on our strategy for future growth.
     It is very important that your shares be represented and voted at the meeting. After reading the proxy statement, please sign, date and return the proxy card, or take advantage of voting your proxy over the telephone or the Internet. We encourage you to take advantage of voting on the Internet because it is an easy process and the least expensive way for us to tabulate your vote.
     We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael W. Rayden
Chairman and Chief Executive Officer

8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
May 22, 2008
     The Annual Meeting of Stockholders of Tween Brands, Inc. will be held on May 22, 2008, at 9:00 a.m. Eastern Time at the corporate offices of Tween Brands, Inc., 8323 Walton Parkway, New Albany, Ohio, to conduct the following items of business:
1.	To elect two directors, each to serve a three-year term expiring at the 2011 Annual Meeting of Stockholders.

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

3.	To transact other business properly coming before the meeting or any adjournment or postponement thereof.
     Stockholders who owned shares of our stock at the close of business on March 31, 2008, are entitled to vote at the Annual Meeting. A complete list of these stockholders will be available at our corporate offices prior to the Annual Meeting.

By Order of the Board of Directors,

Michael W. Rayden
Chairman and Chief Executive Officer

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
     The Board of Directors of Tween Brands, Inc. is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders (or any adjournment or postponement of the meeting). This proxy statement summarizes the information you need to know to vote at the Annual Meeting. Throughout the proxy statement, the terms “We,” “Our,” “Tween,” “Tween Brands,” and the “Company” refer to Tween Brands, Inc.
     We have made our proxy statement for the Annual Meeting and our 2007 Annual Report on Form 10-K available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail beginning on or about April 11, 2008.
Date, time and place of meeting
Date:	May 22, 2008
Time:	9:00 a.m. Eastern Time
Place:	Tween Brands, Inc. 8323 Walton Parkway New Albany, Ohio 43054
Shares entitled to vote
     Stockholders entitled to vote are those who owned our common stock at the close of business on the record date, March 31, 2008. As of the record date, there were 24,759,378 shares of Tween Brands, Inc. common stock outstanding. Each share of common stock that you own entitles you to one vote.
Voting your proxy
     Whether or not you plan to attend the Annual Meeting, we urge you to vote. Stockholders of record can give proxies by mailing their signed proxy cards or by voting telephonically or on the Internet. Submitting your completed proxy card or voting telephonically or on the Internet, will not affect your right to attend the Annual Meeting and vote.
     We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. Instructions on how to access the proxy materials over the Internet or to request a printed set of proxy materials may be found on the Notice. If you request a printed version of our proxy materials by mail, these materials will include a printed proxy card for the Annual Meeting that indicates the number of shares of our common stock that you own as of the record date.
     If you complete and submit your printed proxy card correctly or if you vote telephonically or on the Internet, one of the individuals named on your proxy card or designated by you over the telephone or on the Internet (your “proxy”) will vote your shares as you have directed. If you submit the printed proxy card but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares:
•	“FOR” the election of the nominees for director (as described on page 3); and

•	“FOR” the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2008 fiscal year (as described on page 49).
     If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his/her best judgment. At the time this proxy statement went to press, we knew of no other matters, beyond the approval of the aforementioned matters, to be acted on at the Annual Meeting.

Revoking your proxy
     You may revoke your proxy by:
•	submitting a later dated proxy;

•	notifying our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	voting in person at the meeting.
Voting in person
     If you plan to attend the Annual Meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares as of the close of business on March 31, 2008, the record date for voting, and that you are authorized to vote those shares at the Annual Meeting.
Quorum requirement
     A quorum of stockholders is necessary to hold a valid meeting. The presence at the meeting, in person or by proxy, of the holders of shares representing at least one-third of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.
Votes necessary

Item	Vote Necessary*

Election of Directors	Directors are elected by a plurality of the votes represented by the shares of common stock present at the meeting in person or by proxy. This means that the director nominee with the most affirmative votes for a particular position is elected for that position.

Ratification of the Selection of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the shares of common stock present at the meeting in person or by proxy and entitled to vote.

*	Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on these items even if it does not receive voting instructions from you.
     For the election of directors, proxies that are marked “Withhold Authority” and broker non-votes will not count toward a nominee’s achievement of a plurality, and, thus, will have no effect. As to each other matter submitted to our stockholders for approval at the Annual Meeting, for purposes of determining the number of shares of our common stock voting on the matter, (1) abstentions will be counted and will have the effect of a negative vote, and (2) broker non-votes will not be counted and, thus, will have no effect.

ELECTION OF DIRECTORS
     The Board of Directors has nominated two directors for election at the Annual Meeting. Each of the nominees is currently serving as a director. If you re-elect them, each will hold office for a three-year term expiring at the 2011 Annual Meeting or until his or her successor has been elected.
     Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as director if elected.
     Stockholders wishing to nominate directors for election may do so by delivering to the Chair of the Nominating and Governance Committee of the Company, not less than 14 days nor more than 50 days before a meeting of the stockholders called for the election of directors, a notice stating: (1) the name, age, business address and, if known, residence address of each nominee proposed in the notice; (2) the principal occupation or employment of each nominee; (3) the number of shares of common stock of the Company beneficially owned by each nominee; and (4) such other information as is required by the Company’s bylaws. No person may be elected as a director of the Company unless he or she has been nominated by a stockholder in this manner or by the Board of Directors.
     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES OF THE BOARD OF DIRECTORS:
Nominees and Directors
     Nominees of the Board of Directors for election at the 2008 Annual Meeting

Philip E. Mallott	Age 50
     Mr. Mallott is an independent financial consultant and part-time retail stock analyst employed by Coker & Palmer. Prior to his current position, Mr. Mallott spent 16 years in retail financial management. He retired as Vice President and Chief Financial Officer of Intimate Brands, Inc. in February 2000, a position he held since 1995. Mr. Mallott also serves on the Board of Directors of Big Lots, Inc., a publicly held company. Mr. Mallott was first elected to the Board of Directors in February 2000.

Michael W. Rayden	Age 59
     Mr. Rayden has served as Chief Executive Officer since March 1996. He was elected Chairman of the Board of the Company in August 1999. Mr. Rayden also served as the Company’s President from March 1996 until January 2007. Before joining the Company, he served as President, Chief Executive Officer and Chairman of the Board of Pacific Sunwear of California, Inc. from 1990 to 1996, President and Chief Executive Officer of The Stride Rite Corporation from 1987 to 1989, and President and Chief Executive Officer of Eddie Bauer Inc. from 1984 to 1987. Mr. Rayden also serves on the Board of Directors of Strottman International, Inc., a privately held company. Mr. Rayden was first elected to the Board of Directors in August 1999.
     Directors whose terms continue until the 2009 Annual Meeting

Elizabeth M. Eveillard	Age 61
     Ms. Eveillard is an independent consultant. Ms. Eveillard served as Senior Managing Director, Retailing and Apparel Group, Bear, Stearns & Co., Inc., from 2000 to 2002 and as a consultant to May 2003. Prior to that time, Ms. Eveillard served as the Managing Director, Head of Retailing Industry, PaineWebber Incorporated from 1988 to 2000. From 1972 to 1988, Ms. Eveillard held various executive positions including Managing Director in the Merchandising Group with Lehman Brothers. Ms. Eveillard also serves on the Board of Directors of Retail Ventures, Inc. and Birks & Mayor’s Inc., both publicly held companies. Ms. Eveillard was first elected to the Board of Directors in February 2003.

Nancy J. Kramer	Age 52
     Ms. Kramer is Chief Executive of Resource Interactive, a professional services firm specializing in interactive marketing solutions for national brands. Resource Interactive was founded by Ms. Kramer in 1981. Ms. Kramer was first elected to the Board of Directors in August 1999.

Fredric M. Roberts	Age 65
     Mr. Roberts is President of F.M. Roberts & Company, Inc., an investment banking firm that Mr. Roberts established in 1980. Mr. Roberts served as 1993 Chairman of the Board of Governors of the National Association of Securities Dealers (“NASD”). From 1994 to 1996, he was a member of the Nasdaq Stock Market Board of Directors and its Executive Committee. Mr. Roberts also serves as Chairman of the Board of Directors of Cost Plus, Inc., a publicly held company. Mr. Roberts was first elected to the Board of Directors in February 2003.
     Directors whose terms continue until the 2010 Annual Meeting

David A. Krinsky	Age 59
     Mr. Krinsky is a partner at the law firm of O’Melveny and Myers LLP in Newport Beach, California. Before joining the firm as a partner in 1994, he was a partner at the law firm of Pettis, Tester, Kruse & Krinsky. Mr. Krinsky is a corporate attorney who specializes in mergers and acquisitions and securities law. Mr. Krinsky was first elected to the Board of Directors in August 1999.

Kenneth T. Stevens	Age 56
     Mr. Stevens has served as our President, Chief Operating Officer and Secretary since January 2007. He also served as Treasurer from January 2007 until June 2007. Prior to joining the Company, Mr. Stevens served in various capacities at Limited Brands, Inc., including Executive Vice President and Chief Financial Officer from June 2006 to September 2006, Chief Executive Officer of the Express division, from March 2004 until June 2006, President of the Bath & Body Works division from January 2003 until March 2004 and Chief Operating Officer of the Bath & Body Works division from February 2002 until January 2003. Prior to his service at Limited Brands, Inc., Mr. Stevens was President of inChord Communications, Columbus, Ohio, an integrated marketing firm serving pharmaceutical and healthcare clients from November 2001 until November 2002. Mr. Stevens also served as Chairman and Chief Executive Officer of Banc One’s Retail Group for almost five years and previously held executive positions of increasing responsibility at PepsiCo, Inc. and General Mills, Inc. He was also a partner at McKinsey & Company, Inc., serving as co-leader of the consulting firm’s West Coast consumer practice. Mr. Stevens also serves on the Board of Directors of Spartan Stores, Inc. and Virgin Mobile USA, Inc., both of which are publicly held companies. Mr. Stevens was first elected to the Board of Directors in February 2007.

Kenneth J. Strottman	Age 59
     Mr. Strottman is the founder, President and Chief Executive Officer of Strottman International, Inc., a marketing agency specializing in developing promotional programs targeting children and families. Before founding his firm in 1983, Mr. Strottman served as Vice President, Marketing, at Mattel, Inc. Mr. Strottman was first elected to the Board of Directors in August 1999.
Information Concerning the Board of Directors and Corporate Governance
     Our Board of Directors held five meetings in fiscal year 2007. During fiscal year 2007, all of the directors attended 75 percent or more of the total number of meetings of the Board (held during the period for which such person was a director) and committees of the Board on which they served (held during the period for which such person served).
     It is the Company’s expectation that all members of the Board of Directors attend the annual meeting of stockholders. All members of the Company’s Board of Directors were present at the Company’s 2007 Annual Meeting of stockholders.

     Upon consideration of the criteria and requirements regarding director independence set forth in the rules of the New York Stock Exchange (“NYSE”), the Board of Directors has determined that a majority of its members are independent. Specifically, the Board has determined that Ms. Eveillard, Ms. Kramer, and Messrs. Krinsky, Mallott, Roberts, and Strottman meet the standards of independence established by NYSE Rule 303A.02. For a director to be considered independent, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements in the NYSE listing rules. The independence guidelines are set forth on pages 2 — 5 of the Company’s Corporate Governance Principles, which can be obtained on the Company’s website as described below.
     On February 20, 2007, the Board of Directors established the role of a lead independent director and named Ms. Eveillard as the lead independent director. The lead independent director was the presiding director at the executive sessions of the non-management directors during Fiscal 2007. The lead independent director will preside at future executive sessions of the non-management directors. The Company’s Board of Directors welcomes communications from stockholders. Stockholders and other interested parties may send communications to the Board of Directors, any director, or the non-management directors, c/o Tween Brands, Inc., 8323 Walton Parkway, New Albany, Ohio 43054.
     The Board of Directors has adopted Corporate Governance Principles, an Amended and Restated Audit Committee Charter, an Amended and Restated Compensation Committee Charter, a Nominating and Governance Committee Charter and a Lead Independent Director Charter. The Board of Directors has also adopted a Code of Business Conduct and Ethics, which is applicable to all of the Company’s directors, officers, and associates, and a Code of Ethics for Senior Financial Officers. All of the above are available in the corporate governance section of our website, www.tweenbrands.com.
     Committees of the Board of Directors
     The Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. Each of the committees consists solely of directors who meet the standards of independence established by NYSE Rule 303A.02, including the more stringent independence standard required for audit committees.
     Audit Committee
     The Audit Committee of the Board of Directors selects the firm to be employed as our independent registered public accounting firm, reviews the scope of its audit and fees, including services provided for the review of the quarterly results and related filings, as well as reviews and approves any non-audit fees. In addition, the Audit Committee consults with the independent registered public accounting firm about the plan of audit and the resulting audit report. The Audit Committee also confers with the Company’s independent registered public accounting firm about the adequacy of internal accounting controls, as appropriate, outside of the presence of management. The Audit Committee also oversees and advises management with respect to the documentation, testing and evaluation of the Company’s system of internal control over financial reporting.
     The members of the Company’s Audit Committee are Philip E. Mallott, Chairman, Elizabeth M. Eveillard, and David A. Krinsky. The Board of Directors has determined that Mr. Mallott, Chairman, meets the requirements of a “financial expert” as set forth in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee held eight meetings in fiscal year 2007.
     Compensation Committee
     The Compensation Committee of the Board of Directors reviews executive compensation and administers the Company’s stock option and incentive compensation performance plans. The Compensation Committee reviews and approves on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer. In addition, the Compensation Committee evaluates at least once a year, our Chief Executive Officer’s performance in light of these established goals and objectives and, based upon these evaluations, sets the Chief Executive Officer’s compensation. Our Chief Executive Officer is not permitted to be present during voting or deliberations on his compensation. On an annual basis, the Compensation Committee also reviews and approves the evaluation and compensation structure for the Company’s other executive officers, including approval of salary, bonus, incentive and equity compensation. Our Chief Executive Officer, President and Chief Operating Officer, and Senior Vice President of Human Resources are present and provide input at the meeting and deliberations on the compensation of the Company’s other executive officers but are not permitted to be present at the vote. The Compensation Committee also recommends to the Company’s full Board of Directors the compensation for non-associate Board members. From time to time, the Compensation Committee engages an independent consulting firm to advise it with respect to executive compensation and Board of Director compensation. In fiscal 2007, the committee directly engaged Mercer Human Resources Consulting (“Mercer”) for this purpose. Mercer provided averages, percentiles and normative data from salary surveys and provided specific data from proxy statements of a peer group of companies. This report included information on relative company performance, as well as relative compensation positioning of our named executive officers. For more information on the Compensation Committee, please refer to “Executive Compensation — Compensation Discussion and Analysis — The Compensation Committee” beginning on page 11.
     The Compensation Committee members are Fredric M. Roberts, Chairman, Nancy J. Kramer, and Elizabeth M. Eveillard. The Compensation Committee held seven meetings in fiscal year 2007.
     Nominating and Governance Committee
     The Nominating and Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board, establishes procedures for the nomination process, recommends candidates for election to the Board of Directors, reviews related party transactions and leads the Board in its annual evaluation of the Board’s performance. When considering potential candidates, the Nominating and Governance Committee looks for candidates who, as a group, meet the Company’s strategic needs; possess high personal values and integrity; have an understanding of the regulatory and policy environment in which the Company does its business; and have substantial experience that is of particular relevance to the Company. The Company generally does not pay any third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.
     The Nominating and Governance Committee also has the responsibility to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company. The Company’s Corporate Governance Principles are posted on the Company’s website at www.tweenbrands.com, as described previously.
     The Nominating and Governance Committee will also consider the recommendations of stockholders regarding potential director candidates. In order for stockholder recommendations regarding possible director candidates for director to be considered by the Nominating and Governance Committee:
•	such recommendations must be provided to the Nominating and Corporate Governance Committee c/o Tween Brands, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•	the nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•	the stockholder must describe the qualifications, attributes, skills, or other qualities of the recommended director candidate.
     The Nominating and Governance Committee members are Nancy J. Kramer, Chairwoman, Fredric M. Roberts, and Kenneth J. Strottman. Mr. Strottman was appointed to the Nominating and Governance Committee in May 2007 to fill a vacancy created when Phillip E. Mallott resigned from the committee. The Nominating and Governance Committee held three meetings in fiscal year 2007.

EXECUTIVE OFFICERS
     In addition to Messrs. Rayden and Stevens, the following persons are our executive officers:

Gregory J. Henchel	Age 40
     Mr. Henchel has served as our Senior Vice President and General Counsel since October 2005. Prior to joining the Company, Mr. Henchel served Cardinal Health, Inc., a global medical device, pharmaceutical and healthcare technology company, from May 1998 to October 2005 as Assistant General Counsel (2001-2005) and Senior Litigation Counsel (1998-2001). Prior to his service at Cardinal Health, Mr. Henchel was an associate with the law firm of Jones Day from September 1993 to May 1998.

Michael C. Keane	Age 44
     Mr. Keane has served as our Senior Vice President — Human Resources since August 2007. Prior to joining the Company, Mr. Keane served in various capacities at Limited Brands, Inc. including Executive Vice President, Human Resources for the Victoria’s Secret division from October 2006 to August 2007, Senior Vice President, Human Resources Strategy, from April 2006 to October 2006, Executive Vice President, Human Resources for the Apparel Group from March 2005 to March 2006, Vice President, Human Resources and Director, Human Resources for the Express division from August 2000 to February 2005. Prior to his service at Limited Brands, Inc., Mr. Keane served in various Human Resources roles for Borden Foods Corporation and Whirlpool Corporation.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
          Below is a table with information providing the number of shares of Tween Brands, Inc.’s common stock beneficially owned by each of the directors of the Company, persons listed in the Summary Compensation Table below, and all of the directors and executive officers of Tween Brands, Inc. as a group.

Number of
Shares of Common
	Stock Beneficially	Percent
Name	Owned(1)(2)	of Class

Michael W. Rayden	490,699 (3)	2%
Kenneth T. Stevens	16,676 (4)	*
Paul C. Carbone	2,675 (5)	*
Gregory J. Henchel	6,806 (6)	*
Michael C. Keane	0	*
Scott M. Bracale	125,541 (7)	*
Elizabeth M. Eveillard	35,000 (8)	*
Nancy J. Kramer	59,500 (9)	*
David A. Krinsky	59,500 (10)	*
Philip E. Mallott	59,645 (11)	*
Fredric M. Roberts	32,000 (12)	*
Kenneth J. Strottman	72,000 (13)	*

All directors and executive officers as a group (12 persons)	960,042 (14)	3.8%

*	Less than 1%

(1)	Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised by the named person or shared with a spouse.

(2)	Reflects ownership as of February 29, 2008, except as otherwise provided herein.

(3)	Includes options to purchase 353,932 shares exercisable within 60 days after February 29, 2008.

(4)	Includes options to purchase 12,500 shares exercisable within 60 days after February 29, 2008.

(5)	Includes options to purchase 1,925 shares exercisable within 60 days after February 29, 2008.

(6)	Includes options to purchase 4,464 shares exercisable within 60 days after February 29, 2008.

(7)	Includes options to purchase 95,452 shares exercisable within 60 days after February 29, 2008.

(8)	Includes options to purchase 12,000 shares exercisable within 60 days after February 29, 2008.

(9)	Includes options to purchase 54,500 shares exercisable within 60 days after February 29, 2008.

(10)	Includes options to purchase 59,500 shares exercisable within 60 days after February 29, 2008.

(11)	Includes options to purchase 56,645 shares exercisable within 60 days after February 29, 2008.

(12)	Includes options to purchase 32,000 shares exercisable within 60 days after February 29, 2008.

(13)	Includes options to purchase 59,500 shares exercisable within 60 days after February 29, 2008, and excludes 2,500 shares owned by Mr. Strottman’s family members, for which Mr. Strottman disclaims beneficial ownership.

(14)	Includes options to purchase 742,418 shares exercisable within 60 days after February 29, 2008, except as otherwise noted, held by all directors and executive officers as a group.
SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS
          The following table shows the names of owners of the Company’s common stock who, on February 29, 2008 (unless otherwise noted), were known by Tween Brands, Inc. to be beneficial owners of more than 5% of the shares of common stock of the Company.

	Amount
	Beneficially		Percent
Name and Address of Beneficial Owner	Owned(1)		of Class(2)

FMR LLC	3,091,322	(3)	12.5%
82 Devonshire Street Boston, MA 02109
Cramer Rosenthal McGlynn, LLC	2,825,166	(4)	11.5%
520 Madison Avenue New York, New York 10022
T. Rowe Price Associates, Inc.	2,042,877	(5)	8.2%
100 E. Pratt Street Baltimore, Maryland 21202
Artisan Partners Limited Partnership.	1,454,600	(6)	5.9%
875 East Wisconsin Ave., suite 800 Milwaukee, WI 53202
Defiance Asset Management, LLC	1,382,649	(7)	5.6%
100 Front Street, Suite 920 West Conshohocken, PA 19428
S.A.C. Capital Advisors, LLC	1,375,975	(8)	5.6%
72 Cummings Point Road Stamford, CT 06902
Fisher Investments	1,253,041	(9)	5.1%
13100 Skyline Blvd. Woodside, CA 94062

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and or investment power with respect to those securities.

(2)	“Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 29, 2008, plus the number of shares such person has the right to acquire within 60 days of February 29, 2008.

(3)	Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on February 8, 2008, by FMR LLC, which is predominantly owned by members of the family of Edward C. Johnson 3d, chairman of FMR LLC. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and in investment adviser registered under Section 203 of the Investment Advisors Act of 1940 is also the beneficial owner of the shares reported.

(4)	Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on February 14, 2008, by Cramer Rosenthal McGlynn, LLC.

(5)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 12, 2008, by T. Rowe Price Associates, Inc.

(6)	Based on information filed jointly on Schedule 13G with the Securities and Exchange Commission on February 13, 2008, by Artisan Partners Limited Partnership; Artisan Investment Corporation, the general partner of Artisan Partners Limited Partnership; ZFIC, Inc., the sole stockholder of Artisan Investment Corporation; Andrew A. Ziegler; and Carlene M. Ziegler.

(7)	Based on information filed jointly on Schedule 13G with the Securities and Exchange Commission on March 3, 2008, by Defiance Asset Management, LLC, Robert J. Marcin and Steve Epstein.

(8)	Based on information filed jointly on Schedule 13G/A with the Securities and Exchange Commission on February 14, 2008, by (i) S.A.C. Capital Advisors, LLC with respect to the shares beneficially owned by S.A.C. Capital Associates, LLC and S.A.C. MultiQuant Fund, LLC (ii) S.A.C. Capital Management, LLC with respect to shares beneficially owned by S.A.C. Capital Associates, LLC and SAC MultiQuant Fund; (iii) S.A.C. Capital Associates, LLC with respect to shares beneficially owned by it; (iv) Sigma Capital Management, LLC with respect to shares beneficially owned by Sigma Capital Associates, LLC; and (v) Steven A. Cohen with respect to shares beneficially owned by S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC, S.A.C. Capital Associates, LLC, S.A.C. MultiQuant Fund, LLC, Sigma Capital Management, LLC, and Sigma Capital Associates, LLC.

(9)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 5, 2008, by Fisher Investments.

EXECUTIVE COMPENSATION
     The following information provides discussion, analysis and data tables regarding the compensation of our named executive officers (“NEOs”), who are those officers listed in our Summary Compensation Table on page 25.
Compensation Discussion and Analysis
We have prepared this Compensation Discussion and Analysis (“CD&A”) to provide our perspective on executive compensation to build an understanding of our compensation policies and our decisions regarding compensation for our NEOs. We recommend reviewing the various executive compensation tables below in conjunction with this CD&A. Unless otherwise noted, the policies, plans and other information in this CD&A apply to all of our NEOs. Our CD&A covers the following topics:
•	the role of the Compensation Committee in setting executive compensation;

•	our compensation philosophy and its underlying principles — including the objectives of our executive compensation program and what it is designed to reward;

•	our process for setting executive compensation; and

•	the elements of our executive compensation program — including a discussion of why we choose to pay each element of compensation, how we determine the amount of such element, and how each element fits into our overall compensation objectives and “total compensation” for our NEOs.
      The Compensation Committee
     The Compensation Committee (referred to herein as the “Committee”) was appointed by our Board of Directors and is governed by a written charter that is available in the corporate governance section of our website, www.tweenbrands.com. The Committee members are Fredric M. Roberts, Chairman, Nancy J. Kramer, and Elizabeth M. Eveillard. Our Board of Directors has determined that each of the Committee members is independent under the standards of independence established by NYSE Rule 303A.02. In addition, each of the Committee members is a “non-associate” director as defined by Rule 16b-3 under the Securities Exchange of 1934 and an “outside director” as defined by the Internal Revenue Code.
     Pursuant to its charter, the Committee has the authority and responsibility to:
•	discharge the Board’s responsibilities relating to executive compensation, including the review and approval of our executive compensation philosophy and policies and the application of such policies to the compensation of our executive officers;

•	review and approve on an annual basis the corporate goals and objectives with respect to the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of such goals and objectives at least once a year and, based on such evaluation, set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•	review and approve on an annual basis the evaluation process and compensation structure for our other executive officers and to evaluate and approve the annual compensation for such executive officers, including salary, bonus, incentive and equity compensation;

•	administer and review our compensation programs and plans, including, but not limited to, our incentive compensation, equity, and qualified and non-qualified benefit plans;

•	establish and periodically review policies for the administration of our executive compensation program;

•	approve employment arrangements with new executives;

•	review recommendations to create, amend or terminate certain compensation and benefit plans and to make a decision whether or not to approve of such recommendations; and

•	recommend to the Board the compensation arrangements with non-associate directors.
The Committee has the sole authority, to the extent it deems necessary or appropriate, to retain any compensation consultant to assist in the evaluation of executive compensation and has the sole authority to approve any such firm’s fees. In fiscal 2007, the Committee engaged Mercer Human Resources Consulting (“Mercer”) for this purpose. A description of Mercer’s role can be found under “Compensation Benchmarking Process” beginning on page 13. The Committee also has the authority to obtain the advice and assistance from internal or external legal, accounting or other advisors, and may request any officer or employee of our Company, our outside counsel or registered independent public accounting firm to attend a meeting of the Committee or meet with any member, or consultants to, the Committee.
     The Committee meets as often as its members deem necessary to execute its duties and responsibilities. It held seven meetings during fiscal 2007. Mr. Roberts works in conjunction with our Chief Executive Officer and Senior Vice President of Human Resources to establish the meeting agenda. The Committee typically meets with the Chief Executive Officer, President and Chief Operating Officer, Senior Vice President of Human Resources and outside advisors and, where appropriate, other executive officers of our Company. In addition, the Committee regularly meets in executive session without management. Generally, the Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Committee as well as materials that the Committee has specifically requested.
      Compensation Philosophy
     The philosophy of the Committee is to make compensation decisions based on an executive compensation program that is designed to meet the following objectives:
•	to attract and retain qualified executives;

•	to reward and reinforce performance and results;

•	to provide incentives for future performance and results; and

•	to align our NEOs’ financial interests with our stockholders’ financial interests.
The Committee believes that an executive compensation program designed with these objectives in mind has a direct impact on the success of the business by helping to ensure we have qualified executive talent in the right positions at the right time. Our executive compensation program helps ensure that our leadership group is focused on performing effectively to deliver results and build long-term stockholder value.
     Our philosophy is built on the following principles:
      (1) Pay for performance:
     We believe in paying for results. A significant amount of compensation for our NEOs is “at risk,” including incentive compensation, equity compensation, and annual base salary increases. Incentive compensation directly links our performance to pay by making a substantial portion of a NEOs total compensation contingent upon the achievement of corporate performance objectives. In addition, we also compensate our NEOs through the use of equity-based awards. We believe that the grant of equity-based compensation is an effective means of linking NEO compensation and stockholder gains. The performance targets used in our compensation of NEOs typically require that we attain specific, pre-set financial goals for the NEOs to earn cash incentive compensation and for the vesting of restricted stock awards (which also have service based vesting requirements). While stock option grants vest based on service and do not have financial performance goals, the value of these options will increase only if our stock price increases, thereby aligning compensation with stockholder interests.

     We also believe that total compensation and accountability should generally increase with position and responsibility. Among our NEOs, individuals with a greater ability to impact the achievement of the Company’s performance targets bear a greater portion of the risk if goals are not achieved and reap a greater reward if goals are achieved.
      (2) Pay competitively:
     We are committed to providing a total compensation program designed to attract the best senior leaders to our business and retain the best and most consistent performers. To achieve this goal, we periodically compare our pay practices and overall pay levels with other leading retail, and where appropriate, non-retail companies, and adjust our compensation programs based on this review, as needed.
     In order to attract and retain top executive talent and to compete in Columbus, Ohio (which is highly competitive due to the home office presence of several national retailers), we strive to provide our NEOs with a total compensation package that is competitive with our Company’s peer group. There is more information regarding our benchmarking process and our peer groups under “Compensation Benchmarking Process” beginning on page 13.
      (3) Pay equitably:
     We believe that it is important to apply generally consistent guidelines for substantially all associate compensation programs across our Company, considering the size of the business unit, area of responsibility, complexity, development stage, competitive environment, performance of our Company and the performance of the individual executive.
     In short, we strive to provide NEOs with similar qualifications, responsibilities, performance and impact with similar compensation opportunities.
      Compensation Tax Philosophy
     Internal Revenue Code Section 162(m) bars a deduction to any publicly held corporation for compensation paid to a “covered employee” in excess of $1 million per year unless objective performance criteria are set by the Committee prior to or within 90 days after the beginning of a performance period but in no event after 25% of the performance period has elapsed (or such earlier or later date as is permitted by Section 162(m)). Generally, we intend that compensation paid to NEOs shall be deductible to the fullest extent permitted by law. We may make payments that are not fully deductible if, in our judgment, such payments are necessary to achieve our compensation objectives and to protect stockholder interests.
     In fiscal 2007, $910,964 of compensation was non-deductible. Only Mr. Rayden had a base salary in excess of $1 million. No other NEOs had a base salary and perquisites that exceeded $1 million. The cash incentive compensation, stock option grants and restricted stock grants to NEOs were all performance based. The Committee believes that the tax deduction lost on the amount of non-deductible compensation paid to Messrs. Rayden and Stevens was immaterial to the Company and that the amount of non-deductible compensation paid to Messrs. Rayden and Stevens was appropriate to further our compensation objectives.
      Compensation Benchmarking Process
     From time to time, generally every other year, the Compensation Committee engages an independent consulting firm to advise it with respect to executive compensation and board of director compensation. For fiscal 2007, the Committee engaged Mercer for this purpose. Mercer reported its findings to the Committee at the August 2007 meeting. Mercer provided averages, percentiles and normative data from salary surveys and provided specific data from proxy statements of a peer group of competitors and similar organizations. This report included information on relative company performance, as well as relative compensation positioning of the Company’s NEOs.

     Mercer included the following companies in our peer group in its report to the Committee for fiscal 2007:

• Abercrombie & Fitch	• Children’s Place Retail Stores	• Gymboree	• Pacific Sunwear
• Aeropostale	• Chico’s FAS	• Hot Topic	• Stage Stores
• American Eagle Outfitters	• Coldwater Creek	• J. Crew	• Urban Outfitters
• Buckle	• DSW	• Limited Brands	• Wet Seal
• Cato	• Guess	• New York & Company
This group is largely representative of our industry, business focus and size.
     In 2007, Mercer compared our performance on several different financial indicators against the peer group. These indicators included:
•	comparable store sales % change;

•	total revenue growth;

•	operating income growth;

•	EPS (diluted) growth;

•	gross profit margin;

•	return on average equity; and

•	total shareholder return.
     The Committee reviewed our NEOs’ total direct compensation (cash plus equity) as compared to the 75th percentile of our peer group as part of this process. The Committee believes that the current compensation levels and practices for our NEOs are largely consistent with our compensation philosophy and desired position within the market.
      Compensation Committee Process for Determining Executive Compensation
     A substantial amount of the Committee’s annual cycle of work relates to the determination of compensation for our executive officers, including our Chief Executive Officer. Generally, at the beginning of the first quarter of our fiscal year, the Committee makes determinations of base salary compensation, incentive compensation opportunity for the year and incentive compensation targets for the Spring season (February — July), and equity grants for executive officers, including our Chief Executive Officer. For a discussion of each individual element of compensation and how it is specifically determined, refer to “Compensation Program Elements” beginning on page 15. Generally at the beginning of the third quarter of our fiscal year, the Committee meets to determine incentive compensation targets for the Fall season (August — January).
     Although many compensation decisions are made in the first quarter of the fiscal year, our compensation planning process is not a rigid yearly process with fixed beginning and end points. Rather, our compensation philosophy and principles guide our compensation decisions throughout the year. The Committee believes that evaluation of executive performance, business and succession planning, and considerations of our business environment are year-round processes and the Committee members monitor these as such. As discussed in “Compensation Benchmarking Process” above, for fiscal 2007, the Committee engaged Mercer to assist the Committee in reviewing its executive compensation determinations, and Mercer reported to the Committee at the August 2007 meeting.
     Our Chief Executive Officer is not permitted to be present during deliberations or voting on his compensation. During this process, the Committee reviews and approves any new corporate goals and objectives with respect to compensation for our Chief Executive Officer. In light of the established goals and objectives the Committee evaluates the performance of the Chief Executive Officer and, based upon these evaluations, sets the Chief Executive Officer’s compensation. The Compensation Committee also reviews and approves on an annual basis the evaluation and compensation structure for the Company’s other executive officers, including approval of base salary, bonus, incentive and equity compensation. Our Chief Executive Officer, President and Chief Operating Officer, and Senior Vice President of Human Resources are present and provide input at the meeting and deliberations on the compensation of the Company’s other executive officers (other than themselves) but are not permitted to be present at the vote.
      Compensation Program Elements
     In fiscal 2007, our NEOs received the following elements of compensation:
•	salary;

•	bonus for Messrs. Rayden, Carbone, Stevens, Henchel and Keane;

•	incentive compensation;

•	equity compensation;

•	deferred compensation;

•	retirement benefits;

•	perquisites; and

•	health and welfare benefits
     The Committee carefully considered and chose each compensation program element as a critical component in a comprehensive “total compensation” package. Each element is intended to reward and motivate executives in different ways consistent with our overall compensation principles and philosophy. Each of the elements has a critical relationship with one another with each focusing and rewarding different areas of performance or accountability. These elements are necessary for us to achieve our compensation program objectives.
      (1) Salary:
     Salary is also referred to as base salary or base compensation. Salary is the most fundamental of all our compensation program elements. Providing a competitive salary to our NEOs is essential in achieving one of our compensation program objectives: to “attract and retain qualified executives.”
     The Committee annually reviews and approves the compensation package of each NEO, including base salary. The Committee considers an individual’s qualifications and experience in setting our executives’ initial base salary, including those executive officers who are hired from the outside and those who are promoted from within. In determining base salary amounts and increases, the Committee considers the size and responsibility of the individual’s position, the business unit’s overall performance, the individual’s overall performance and future potential, and the base salaries and merit increases paid by competitors to employees in comparable positions. Individual performance is measured against various factors including but not limited to the following:
•	seasonal and annual business goals;

•	business growth and brand execution goals; and

•	the recruitment, development and retention of future leadership talent.

     The Committee considers these factors subjectively in the aggregate. Because the Committee believes that each of these factors is significant and the relevance of each factor may vary depending on the duties and responsibilities of each executive officer, the Committee does not assign a formula weight to any single factor in determining a base salary amount or increase.
     In February 2006, based on peer company total direct compensation benchmark information provided by Mercer and the Committee’s evaluation of his total compensation package, the Committee determined to maintain the base salary of Mr. Rayden, our Chairman and Chief Executive Officer, at the current level for three fiscal years (2006 — 2008).
     In February 2007, Mr. Rayden and Ms. Sandra West, our former Executive Vice President and Chief Human Resources Officer, presented pay recommendations to the Committee for the other NEOs. These recommendations were researched and developed by the Company’s Human Resources Department under the direction of Ms. West and reviewed prior to the meeting by Mr. Rayden. Several factors were taken into consideration when making these recommendations including:
•	individual and Company performance and business needs;

•	internal pay equity where applicable; and

•	incumbent pay history.
     In addition, Mr. Rayden and Ms. West provided the Committee with a performance rating summary report on each of the NEOs with examples and justification for each rating. The Committee took this information into consideration before approving base salary increases for the NEOs. These changes in base salary (merit increases) were effective March 4, 2007 and are reflected in the Summary Compensation Table where applicable.
     In February 2008, Mr. Stevens declined an increase in base salary that had been approved by the Compensation Committee.
      (2) Bonus:
     During fiscal 2007, discretionary bonuses were awarded by the Committee to Messrs. Rayden, Carbone, Stevens, Henchel and Keane in recognition of their contributions to a record Fall 2007 season in a challenging economic environment. These bonus amounts are included in the Summary Compensation Table’s Bonus column on page 25.
      (3) Incentive Compensation Plan:
     Incentive Compensation (“IC”) under our Incentive Compensation Performance Plan (“IC Plan”) is designed to provide a competitive compensation program for recruiting and retaining executive talent, and a short-term incentive/reward program that aligns pay with performance and motivates our executives to achieve results within a given fiscal year. Our stockholders approved the terms of our IC Plan, which is designed to satisfy the provisions of Section 162(m) of the Internal Revenue Code, on May 13, 2004, at the 2004 Annual Meeting of Stockholders. In order for our IC Plan to be considered a performance-based incentive plan, the relevant performance outcome must be substantially uncertain at the time the performance target is established and the target must be communicated to the executive. Our IC Plan meets these criteria.
     Because of the unique nature of specialty retail businesses like Tween Brands, we need to be positioned to be flexible and be able to evaluate ourselves every six months, as needed. Our IC Plan has been designed with this need in mind. Rather than setting annual targets with annual payouts, we set semi-annual targets with semi-annual payouts.
     Our IC Plan provides for incentive payments to our NEOs based on the level of achievement of pre-established financial goals for each of two operating seasons — the Spring season, which is our first and second fiscal quarters and generally runs from February through July, and the Fall season, which is our third and fourth fiscal quarters and generally runs from August through January. The incentive compensation plan for each of the two seasons is independent, so that participants could earn incentive compensation for one of the seasons and not the other. We believe that this provides an incentive for our NEOs to perform in each of our two basic operating seasons and accurately reflects the “rhythm” of the business. If we used an annual measurement period instead, it is possible that our NEOs would not be appropriately motivated in the Fall season if the Spring season results were so poor that the annual target appeared unachievable.
     Since we became an independent public company in 1999, we have divided our incentive compensation plan into the two separate seasons. We have consistently weighted the two seasons of the incentive compensation plan at Spring: 40% and Fall: 60%, to recognize that our Fall season is larger in terms of revenues and profit opportunity. Although the Fall season generally represents more than 60% of our profit opportunity, we believe that the 40%-60% weighting is appropriate to provide incentive for performance in both seasons.
     Target incentive compensation opportunities are established annually for each eligible participant and stated as a specific percentage of base salary. The table below shows the incentive compensation opportunities assigned by the Compensation Committee to our NEOs for fiscal 2007. If the threshold target is achieved, the amount of cash incentive compensation paid to participating executives can range from 20% (threshold) of target to 200% (maximum) of target, based upon the extent to which performance goals are achieved or exceeded. The maximum cash amount payable to any participant may not exceed $3,000,000 in any year under the terms of the IC Plan. If the threshold target is not met, no payouts are made. Plan participants may receive other forms of awards if performance exceeds the 200% Maximum Target (see “Restricted Stock — Achievement of Greater that 200% Payout Level under IC Plan” on page 20) or the participant elects stock in lieu of cash payment (see “Stock for Cash” on page 21.)
Incentive Compensation Opportunities for Fiscal Year 2007 by NEO

	As a Percentage of Base Salary
	Threshold		Maximum
Named Executive Officers	(20% of Target)	Target	(200% of Target)
Michael W. Rayden	24%	120%	240%
Kenneth T. Stevens	20%	100%	200%
Paul C. Carbone(1)	8%	40%	80%
Gregory J. Henchel	8%	40%	80%
Michael Keane(2)	13%	65%	130%
Scott M. Bracale(3)	14%	70%	140%

(1)	Mr. Carbone resigned as our Senior Vice President and Chief Financial Officer, effective February 19, 2008. He is deemed to be a named executive officer because he served as the Company’s principal financial officer during fiscal 2007.

(2)	Mr. Keane joined the Company on August 22, 2007.

(3)	The Company determined that, due to a change in his responsibilities, Mr. Bracale was no longer an executive officer as of August 21, 2007. He is deemed to be a named executive officer for fiscal 2007 because of the level of his total compensation and because he was designated as such for a portion of fiscal 2007.
     The Committee establishes the goals under the IC Plan for each of the Spring and Fall seasons. These financial performance goals are generally determined near the beginning of the measurement period, typically within 20 to 30 days after the start of measurement period, and are based on an analysis of historical performance and growth expectations for our business, and progress toward achieving our long-range strategic plan for the business.
     The financial goals for the Spring 2007 and Fall 2007 seasons were based on our operating income for each such season. In setting the threshold, target and maximum target amounts, the Committee considered last year’s actual performance, market trends, business projections and extraordinary events or significant accounting or related changes. In general, the target amount of operating earnings necessary to achieve 100% payout is the actual operating earnings achieved for the same season in the previous year plus 15%. The threshold operating income typically required for any payout is the actual operating income earned for the same season in the prior year and if achieved IC is paid at 20% of the individual’s target opportunity. The operating earnings amount necessary to achieve the maximum payout is set at an appropriate amount that requires outstanding performance, beyond 15% growth in operating income, for the season. The Committee believed that the 2007 seasonal IC goals represented an appropriate and substantial degree of difficulty for achieving a payout.
     The table below shows the actual IC Plan payout factors achieved for each of the past five fiscal years consisting of ten seasons related to incentive payments to NEOs:
Incentive Compensation Payout Factors Achieved for Fiscal Years 2002-2007

Fiscal Year	Spring	Fall
2007	0%	76%
2006	200%	55%
2005	176%	200%
2004	75%	200%
2003	0%	0%
     The seasonal achieved payout factor is (i) multiplied by the NEOs target IC opportunity expressed as a percentage of base salary, (ii) multiplied by the seasonal weight (40% for Spring and 60% for Fall), and (iii) multiplied by the NEOs base salary to arrive at the NEOs IC for the season.
     As shown in the table above, our IC payout factors over the past ten seasons have ranged from zero to a maximum 200%, depending on our financial performance against the pre-established financial goals. Generally, for those seasons where we did not perform as expected, the IC was either not awarded or was less than the target payout factor. For example, our NEOs earned no IC for either season in 2003 or Spring 2007. When we performed above expected levels, our NEOs earned at a rate higher than the target payout factor. For example, our NEOs earned cash IC at a payout factor of 200% for Fall 2004, Fall 2005 and Spring 2006.
     The calculation of the cash amount of IC earned by an NEO under our IC Plan is dependent on the target IC opportunity as a percentage of base salary assigned to the NEO for that year, the level of our performance against the financial goals for each season (the payout factor, which ranges from 20% at threshold to 200% at maximum), and the seasonal weight. No cash IC payments are made if we do not meet our threshold performance target. When the performance results fall somewhere between the threshold and target amounts or between the target and maximum amounts, the IC payout is prorated accordingly.
     As an example, if an executive’s base salary is $400,000 and her assigned target IC opportunity percentage is 50%, she would earn $40,000 of cash IC if both seasonal targets were met at the threshold level ($400,000 x 50% x 20%). She would earn $200,000 of cash IC if both seasonal targets were achieved at the target level ($400,000 x 50% x 100%). She would earn $400,000 of cash IC if both seasonal targets were achieved at or above the maximum level ($400,000 x 50% x 200%).
     To demonstrate how these IC amounts may vary by season, let’s look at another example with our executive who has a base salary of $400,000 and an assigned IC target percentage of 50%. We’ll assume that achieved performance is at the target level for the Spring season and mid-way between threshold and target level for the Fall season. In this example, because the Spring season has a 40% weight, a Spring target level payout is $80,000 ($400,000 x 50% x 100% x 40%) for our executive. The Fall season has a 60% weight and because our performance is mid-way between the threshold and target levels (i.e., at the 60% level), the NEO in this example will have a cash IC payout of $72,000 ($400,000 x 50% x 60% x 60%).

      (4) Equity Compensation:
     The Committee believes that continued emphasis on equity-based compensation opportunities encourages a high level of long-term performance that enhances stockholder value, thereby further linking leadership and stockholder objectives. Equity compensation serves to attract and retain the best available individuals to serve as our NEOs. Equity compensation is intended to motivate our NEOs to contribute to our future growth and profitability and to reward their performance in a manner that:
•	provides them with a means to increase their holdings of the common stock of our Company; and

•	aligns their interests with the interests of the stockholders of the Company.
     Equity compensation is granted to our NEOs under our 1999 or 2005 Stock Option and Performance Incentive Plan (collectively, the “Plans”). The Committee determines the award opportunity level for each NEO based on the individual’s responsibility level and potential within our Company, competitive practices, the number of shares available for grant, business needs, individual and Company performance, and the market price of our common stock.
     In fiscal 2007, we awarded restricted stock awards and stock options to NEOs in the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table found below beginning on page 25, based on the following division:
•	50% of the overall grant value was awarded as stock options. The options were valued using the Black-Scholes valuation method. The exercise price of the options was equal to the closing price on the grant date. For a discussion of the assumptions underlying the Black Scholes valuation method, please refer to Note 1 to our Financial Statements found in Item 8 of our Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

•	50% of the overall grant value was awarded as restricted stock. For the NEOs, 60% of this restricted stock grant was awarded with performance-vesting requirements tied to future earnings per share, and 40% of this restricted stock grant was awarded with performance-vesting requirements tied to future net income, as discussed below. Both grants have a service (time) vesting requirement in addition to the performance-vesting criteria.
For example, if the annual grant value for the executive is $400,000, then 50% or $200,000 is awarded as stock options and the remaining $200,000 is awarded as restricted stock. In our example, assuming the closing stock price is $30 on the grant date with a Black-Scholes value of $15, the grant would be as follows:
      Stock Options
•	$200,000 divided by $15 = 13,333 stock options granted.
      Restricted Stock
•	$200,000 times 60% = $120,000. $120,000 divided by $30 = 4,000 restricted shares with performance-vesting criteria tied to achievement of earnings per share targets.

•	$200,000 times 40% = $80,000. $80,000 divided by $30 = 2,667 restricted shares with performance-vesting criteria tied to achievement of net income targets.
      Total Grant
•	Total grant is 13,333 stock options and 6,667 restricted shares.
     At the February 2006 Compensation Committee meeting, the Committee determined that, depending on performance and in consideration of his total compensation package, Mr. Rayden would not be granted more than 60,000 shares annually for fiscal years 2006 — 2008, with such shares to be divided equally by value between stock options and restricted shares using the above formula. At the time this decision was made, the maximum number of shares was lower than the amount Mr. Rayden received during any fiscal year since we had become an independent public company in August 1999. The intent of this limitation of equity grants for the three year period was partly in recognition of the fact that Mr. Rayden’s total cash compensation, in the form of base salary and incentive compensation, was higher than the peer group chief executive officers.
          (a) 2007 Restricted Stock Performance-Vesting Requirement — 60% Grant:
     Sixty percent of the typical annual restricted stock award grant is awarded with both a service and performance-vesting criterion. The grant has a 2-year cliff vesting feature assuming continued service as an employee of our Company. The performance-vesting feature of the grant is based on the achievement of reasonable average earnings per share growth rate target that is measured over the 2-year period. If our earnings per share grow at the threshold target rate, then 25% of the shares vest upon the 2-year cliff vesting date. If our earnings per share grow at or above the maximum target rate, then 100% of the shares vest upon the 2-year cliff vesting date. If our earnings per share grow at a rate between the threshold and maximum rate, then a pro rata amount between 25% and 100% of the shares vest upon the 2-year cliff vesting date. No shares vest if earnings per share grow at less than the threshold rate. In February 2008, the Compensation Committee determined that the earnings per share targets for the 2007 grants did not consider, and were therefore not adjusted, for the fact that the prior year, 2006, was a 53 week year. To be consistent, the Committee approved an adjustment to the 2007 grant targets to put it on par with a 52 week year. This resulted in slightly smaller cumulative earnings per share growth over 2007 and 2008 necessary for this grant to vest.
          (b) 2007 Restricted Stock Performance-Vesting Requirement — 40% Grant:
     Forty percent of the typical annual restricted stock award grant is awarded with performance and service-based vesting criterion. For the 2007 grant, the shares will vest 25% per year over a 4-year period beginning on the first anniversary of the date of grant, assuming continued service as an employee of our Company, and if certain net income levels are achieved by the Company for Spring 2007, Fall 2007 or Spring 2008. Our net income goals are any of the following: (i) Spring season 2007 net income must have an increase over Spring season 2006, (ii) Fall season 2007 net income must have an increase over Fall season 2006, or (iii) Spring season 2008 net income must have an increase over Spring season 2007. The Compensation Committee determined that there were extraordinary one-time expenses that should be added back to net income for 2007 and as a result these performance criteria were achieved based on adjusted Fall 2007 net income results.
     If the net income goals had not been achieved for Fall season 2007, but were achieved in Spring 2008, then no shares would have vested on the first anniversary of the date of grant. Instead, 50% of the shares would have vested on the second anniversary of the grant date, and 25% would have vested on each of the third and fourth anniversaries of the date of grant, assuming continued employment and continued eligibility under the Plans.
     If none of the seasonal net income goals had been attained, none of the shares would have vested and all of the shares would have been forfeited. For more information on the restricted stock grants refer to the Grants of Plan-Based Awards table below.
          (c) Restricted Stock — Achievement of Greater than 200% Payout Level under IC Plan:
     In September 2007, the Committee approved a new component of incentive compensation by which an IC Plan participant may earn a restricted stock award when the IC payout level is between 200% and 300%. Beginning with the Fall 2007 season, payout amounts between 200% and 300% are payable in shares of restricted stock, which will vest based on continued employment of an NEO for one year after Compensation Committee certification of such award, unless the award vests under other certain circumstances pursuant to the terms of the 2005 Stock Option and Performance Incentive Plan. The Committee determined the level of operating income required for a 300% payout at the same time as the other targets for the Incentive Compensation Plan.
          (d) Stock For Cash

     Also in September 2007, in an effort to further align the financial interests of the Company’s Executive Officers with those of the Company’s stockholders, the Committee approved an additional new compensation component whereby a participant in the IC Plan may receive shares of restricted stock in lieu of all or a portion of the participant’s annual IC payout. Beginning in 2008, a participant may elect, prior to the beginning of the year, to receive shares of restricted stock instead of all or part of any IC payout earned for performance during the year. To encourage stock ownership, if restricted stock is elected, the participant will receive stock equal to 125% of the cash value of the corresponding IC payment based on the closing share price on the on the date IC is paid. The restricted stock will vest based on continued employment of an NEO for one year after the Compensation Committee approves the IC payout, unless the awards vest under other circumstances pursuant to the terms of the 2005 Stock Option and Performance Incentive Plan.
          (e) The timing of stock grants; selection of stock option exercise prices:
     In February 2007, the Committee adopted a new policy regarding the timing of stock option grants under which annual grants are made effective and priced with the closing price on the second day following announcement of our fourth quarter and full year earnings. The date of announcement counts as the first of the two days if such announcement is made prior to the opening of regular trading hours of the New York Stock Exchange. The Committee will meet and determine the amounts of such awards on or prior to such date. With respect to any award grants to new associates, such grants are made effective on the employee’s first day of employment.
      (5) Nonqualified Deferred Compensation Earnings:
     We do not offer a defined benefit pension plan to any of our associates, including our NEOs. Therefore, we have no “change in pension value” to report. We do offer a nonqualified deferred compensation (NQDC) plan to our more highly compensated salaried associates (base salary above $140,000 in 2007) who have at least one year of service, including our NEOs. Within the NQDC plan the NEOs can choose between fixed interest and variable interest investment options. Both NEO deferrals and Company money in the form of matching contributions and annual contributions go into the NQDC plan.
     The variable interest options did not provide the NEOs with preferential earnings above that which the fund achieved. The fixed interest option did provide the NEOs with a guaranteed interest rate of 5.75% in 2007. This fixed interest rate was available to all plan participants, not just the NEOs. The fixed interest fund investments realized a 4.7% annual return.
     Our Administrative Committee determines the fixed interest rate amounts for the NQDC plan each year. The Administrative Committee has been given authority from the Board of Directors to administer the employee benefit plans for the Company. The Administrative Committee is a small group of Tween Brands executives who meet periodically to review and administer our benefit plans.
     The Administrative Committee approved a fixed rate of 6.75% for 2008. This fixed interest rate does not play a significant role in the Compensation Committee’s determination of the amounts of other compensation program elements.
      (6) All Other Compensation:
     The All Other Compensation category in our Summary Compensation Table beginning on page 25 primarily consists of these items:
•	annual employer contributions into the retirement/401(k) plan;

•	employer contributions into the nonqualified deferred compensation plan;

•	employer-paid premiums for life insurance;

•	tax gross-ups;

•	perquisites; and

•	amounts paid or accrued in connection with a termination of employment.
          (a) Retirement:
     We sponsor a qualified retirement and 401(k) plan for eligible associates. This plan allows NEOs to defer a portion of their total cash compensation (up to IRS limits) into this retirement account on a pre-tax basis. Neither our NEOs nor any other NQDC plan participants receive a Company match on any money they defer into the 401(k).
     We make an annual contribution into the retirement plan for eligible associates, including the NEOs, as follows: (i) for associates with less than five years of service: a 3% contribution on all eligible compensation up to the Social Security wage base ($97,500 in 2007), plus a 6% contribution on all eligible compensation above the Social Security wage base up to the compensation limit ($225,000 in 2007); or (ii) for associates with five or more years of service: a 4% contribution on all eligible compensation up to the Social Security wage base ($97,500 in 2007), plus a 7% contribution on all eligible compensation above the Social Security wage base up to the compensation limit ($225,000 in 2007).
     These annual employer contribution amounts to NEOs are included in the Summary Compensation Table’s All Other Compensation column on page 25.
          (b) Deferred Compensation:
     We sponsor a nonqualified supplemental retirement and deferred compensation plan for eligible associates who have at least one year of service. This plan is designed to be a supplemental plan and as of the end of fiscal year 2007 the plan had 54 active participants. This compensation element is designed to reward and promote continued employment with Tween Brands. The base salary threshold for participation in the plan was $140,000 in 2007 and has increased to $145,000 in 2008. Participants can defer up to 50% of their cash compensation (base compensation and incentive compensation) into this plan. Please also refer to our discussion above under “Compensation Program Elements — Nonqualified Deferred Compensation Earnings.”
     Participants receive a 2-for-1 Company match on the first 3% they defer into the plan. In addition, we annually make a contribution to eligible participants as follows: (i) for associates with less than five years of service, a 6% contribution on all eligible cash compensation above the compensation limit ($225,000 in 2007); or (ii) for associates with five or more years of service, an 8% contribution on all eligible cash compensation above the compensation limit ($225,000 in 2007).
     Participants are responsible for paying Social Security and Medicare taxes on employer matching contributions to the NQDC plan. Unlike federal and state taxes, these taxes are not deferred on matching contributions. As a result, we “gross up” the employer matching contributions for the participants to offset the impact of these taxes.
     These employer matching and annual employer contribution amounts are included in the Summary Compensation Table’s All Other Compensation column on page 25.
     A plan feature that promotes retention is the vesting requirement. The NEOs own deferrals are, of course, always 100% vested; however, our Company matching contributions have a 6-year graduated vesting schedule and our annual Company contributions have a 7-year graduated vesting schedule.
     The Company uses Corporate Owned Life Insurance (COLI) policies to finance the NQDC plan obligation and is the beneficiary for the death benefit. The Company provides participants with an in-service death benefit while actively employed with the Company equal to the sum of the average annual base salary and the average annual bonus, if applicable, of the participant over the last four years. These policies are often maintained by us even after participants terminate or retire from the organization.
     For more information and individual contribution amounts please refer to the Nonqualified Deferred Compensation Table on page 32.
          (c) Employer-Paid Premiums for Life Insurance:
     We provide each of our NEOs with basic group term life insurance with a death benefit equal to four times their annual base salary up to a maximum of $1.5 million of insurance. This element of compensation, though relatively small, provides an additional item to the overall compensation package which strengthens our ability to recruit and retain talented executives.
     We also provide Mr. Rayden with an individual term life insurance policy that has a death benefit of $5,000,000 to be paid to his beneficiary in the event of his death.
     For specific premium amounts paid, please refer to the Summary Compensation Table’s All Other Compensation column and footnotes on page 25.
          (d) Gross-Ups:
     A gross-up occurs when we make a payment to an NEO to offset taxes associated with a specific benefit. We provide gross-ups for NEOs for:
•	taxable relocation expenses;

•	Social Security and Medicare taxes on Company contributions and earnings to the non-qualified deferred compensation plan; and

•	imputed income from the individual life insurance policy for Mr. Rayden.
In fiscal 2007, our gross-up expenses were:
•	Zero for NEO relocation gross-up expenses, as we had no NEO relocation activity in 2007;

•	$16,809 for taxes on Company contributions to the non-qualified deferred compensation accounts on behalf of all NEOs; and

•	$12,053 for imputed income on Mr. Rayden’s individual life insurance policy.
          (e) Perquisites:
     We do not currently offer any notable perquisites to our NEOs, other than to Mr. Rayden. Mr. Rayden receives limited personal use of our aircraft while Mr. Rayden serves as our Chief Executive Officer, provided that:
•	such personal use does not conflict with our business use of the aircraft; and

•	Mr. Rayden reimburses the Company for the aggregate incremental cost of such personal use in excess of $200,000 each fiscal year, with such cost calculated in the manner the Company uses to report such costs in its annual proxy statements for purposes of disclosure of executive compensation.
     Mr. Rayden is also entitled to carry over any unused aircraft allowance from the prior year (up to a maximum of $50,000), provided that amounts carried over expire if not used in the current year. The Committee provides this amount of aircraft use benefit because the intangible value to Mr. Rayden is greater than the tangible cost to our Company. This perquisite amount is included in the Summary Compensation Table’s All Other Compensation column on page 25.
          (f) Employment/severance agreements and change-in-control arrangements:
     We have entered into employment agreements with certain of our NEOs to attract or retain the services of such NEOs. At the present time, we have employment agreements with three of our present NEOs, Messrs. Rayden, Stevens and Bracale. We have also entered into executive agreements with Messrs. Rayden, Stevens and Bracale, which deal with severance terms under various circumstances following a change in control of our Company. We do not have formal employment agreements with Messrs. Carbone, Henchel or Keane. Employment terms for Messrs. Henchel and Keane are governed by the terms of their respective offer letters and we entered into a Separation Pay, Confidentiality & Non-Competition Agreement with Mr. Carbone. For a discussion of these agreements, please refer to “Agreements with NEOs and Potential Payments upon Termination of Change in Control” beginning on page 32.

      (7) Health and Welfare Benefits:
     In addition to the compensation and benefits programs discussed in this document, we offer our associates, including our NEOs, a comprehensive health and welfare benefits program. This program is designed to provide the associates and their families with comprehensive coverage at competitive rates. We strive to provide our associates with appropriate health benefits (medical, pharmacy, dental, and vision) to help protect the physical, mental and financial health of our associates and their immediate families.
     Stock Ownership Guidelines
     Consistent with the objective to align the financial interests of the Company’s senior executives and directors with those of the Company’s stockholders, in November 2007, upon recommendation by the Compensation Committee, the Board of Directors adopted stock ownership guidelines for key executives and directors. Each non-associate member of the Board of Directors and each senior executive must own common stock as described in the table below:

Participants	Stock Ownership Requirement Amount
Non-Associate Board Members	Five (5) Times Annual Cash Retainer
Chairman & CEO	Five (5) Times Annual Base Salary
President & COO	Four (4) Times Annual Base Salary
Brand or Division President	Three (3) Times Annual Base Salary
Senior Vice President or Executive Vice President	Two (2) Times Annual Base Salary
     Participants are required to attain the ownership requirements by the later of (i) five years from the effective date of the policy, or (ii) five years from the date he or she is elected as a director or appointed, hired or promoted to a senior executive position. Participants are required to make progress toward the requirements of 30% after two years, 60% after three years, 80% after four years, and 100% after five years. For purposes of determining stock ownership under the guidelines, ownership will include (i) shares of common stock owned directly by the participant, including those attained through stock option exercises and the vesting of restricted stock awards, and (ii) shares of common stock owned directly by the participant’s spouse or dependent children.
     Stock ownership will be measured annually. The participant’s salary or retainer, as applicable, and the Company’s average daily closing market price for the past 12 months as of the last day of the fiscal year will be used in determining whether or not a participant is in compliance with the requirements. In the event that a participant falls out of compliance with the guidelines due to (i) an increase in participant’s annual retainer or base salary, (ii) a promotion to a position with a higher ownership requirement, or (iii) a decrease in our stock price, the participant will be required to restore his or her compliance by acquiring additional shares of common stock as soon as reasonably possible by utilizing vested stock awards.

Summary Compensation Table
     The following table shows the compensation paid by Tween Brands, Inc. to each of the NEOs of the Company for the 2007 fiscal year which began Sunday, February 4, 2007 and ended Saturday, February 2, 2008. For a discussion of the various elements of compensation provided in the table, please refer to the discussion of the various compensation elements in our Compensation Discussion & Analysis under the heading “Compensation Program Elements” beginning on page 15.
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2007

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Michael W. Rayden	2007	1,050,000	420,000	1,780,935	565,632	574,560	59,709	446,450	4,897,286
Chairman of the Board and Chief Executive Officer	2006	1,050,000	—	2,118,474	392,187	1,423,800	48,007	710,701	5,743,169

Kenneth T. Stevens	2007	800,000	585,000	528,950	205,250	364,800	—	4,525	2,488,525
President and Chief Operating Officer	2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Paul C. Carbone(7)	2007	360,385	50,000	45,421	30,750	68,400	42	23,059	578,057
Chief Financial Officer	2006	123,750	82,100	24,891	9,594	42,900	—	916	284,151

Gregory J. Henchel	2007	286,923	40,000	51,408	40,151	52,896	72	33,669	505,119
Senior Vice President, General Counsel	2006	250,000	—	70,397	24,254	113,000	3	4,067	461,721

Michael C. Keane(8)	2007	199,692	155,000	76,797	39,719	130,416	—	383	602,007
Senior Vice President — Human Resources	2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Scott M. Bracale(9)	2007	500,000	—	204,666	209,386	275,100	2,728	86,196	1,278,076
President — Tween Brands Marketing Agency	2006	466,539	—	248,193	109,147	354,700	2,604	147,836	1,329,019

(1)	Figures include amounts which a named executive officer has elected to defer under the terms of the Company’s supplemental retirement and deferred compensation plan. For more information and individual contribution amounts, please refer to the “Nonqualified Deferred Compensation Table” on page 32.

(2)	Represents discretionary bonus paid to executive officers and sign-on bonus paid to Mr. Keane.

(3)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding any estimate of forfeitures during the year, but accounting for any actual forfeitures by an NEO during the fiscal year. For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note 1 to the Company’s Financial Statements, which are set forth in Item 8 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

(4)	Represents the total of the performance-based incentive compensation earned for the spring and fall selling seasons, which is discussed in further detail under the heading “Executive Compensation — Compensation Discussion and Analysis — Incentive Compensation Plan” beginning on page 16.

(5)	Represents above-market earnings on the fixed interest investment option for deferred compensation under the Company’s nonqualified deferred compensation (“NQDC”) plan equal to 1.18% and 0.18 % of earnings for 2006 and 2007 respectively. This was calculated by taking the NQDC plan’s fixed interest investment option guaranteed interest rate of 6.75% for 2006, less 120% of the applicable federal long term rate of 4.64%, or 1.18% and 5.75% for 2007, less 120% of the applicable federal long term rate of 4.64%, or 0.18%.

(6)	Amounts include the following:

2007:
•	$12,574, $10,374 and $12,574 of employer contributions to each of the 401(k) plan accounts of Messrs. Rayden, Henchel and Bracale, respectively;

•	$187,212, $22,125, $22,542 and $68,170 of employer contributions to each of the nonqualified deferred compensation accounts of Messrs. Rayden, Carbone, Henchel and Bracale, respectively;

•	$12,806, $134, $128 and $3,742 of “gross-ups” to each of Messrs. Rayden, Carbone, Henchel and Bracale, respectively, for Social Security and Medicare taxes on employer contributions to the NEOs’ non qualified deferred compensation accounts;

•	$5,104, $4,525, $800, $625, $383, and $1,710 of group term insurance premiums paid on behalf of each of Messrs. Rayden, Stevens, Carbone, Henchel, Keane and Bracale, respectively;

•	a $6,575 executive life insurance premium paid on behalf of Mr. Rayden;

•	a $5,478 “gross-up” for taxes on imputed income on Mr. Rayden’s individual executive life insurance policy; and

•	$216,701 for Mr. Rayden, which is the aggregate incremental cost to the Company for Mr. Rayden’s personal use of the Company’s aircraft.
2006:
•	$12,000 and $12,000 of employer contributions to each of the 401(k) plan accounts of Mr. Rayden and Mr. Bracale, respectively;

•	$482,200, $750, $130,036, and $3,577 of employer contributions to each of the nonqualified deferred compensation accounts of Messrs. Rayden, Carbone, Bracale, and Henchel, respectively;

•	$16,246 and $4,331 of “gross-ups” to each of Messrs. Rayden and Bracale, respectively, for Social Security and Medicare taxes on employer contributions to the NEOs’ non qualified deferred compensation accounts;

•	$4,903, $166, $1,469, and $490 of group term insurance premiums paid on behalf of each of Messrs. Rayden, Carbone, Bracale, and Henchel, respectively;

•	a $6,575 executive life insurance premium paid on behalf of Mr. Rayden;

•	a $5,478 “gross-up” for taxes on imputed income on Mr. Rayden’s individual executive life insurance policy; and

•	$183,299 for Mr. Rayden, which is the aggregate incremental cost to the Company for Mr. Rayden’s personal use of the Company’s aircraft.

(7)	Mr. Carbone resigned as our Chief Financial Officer, effective February 19, 2008. He is deemed to be a named executive officer because he served as the Company’s principal financial officer during fiscal 2007.

(8)	Mr. Keane joined the Company on August 22, 2007.

(9)	The Company determined that, due to a change in his responsibilities, Mr. Bracale was no longer an executive officer as of August 21, 2007. He is deemed to be a named executive officer for fiscal 2007 because of the level of his total compensation and because he was designated as such for a portion of fiscal 2007.

Grants of Plan-Based Awards Table
     The following table provides certain information concerning each grant of any award made to the listed officers in the last completed fiscal year under any plan. For more information on the grants represented in this table, please refer to the discussions in our Compensation Discussion & Analysis under the headings “Incentive Compensation Plan” beginning on page 16 and “Equity Compensation” beginning on page 19.
GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2007

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant
		Estimated Potential Payouts			Estimated Future Payouts			Number of	Number of	or Base	Date Fair
		Under Non-Equity			Under Equity			Shares of	Securities	Price of	Value of
		Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	($)(1)	($)	($)	(#)(1)	(#)	(#)	(#)	(#)	($/Sh)	Awards($)
Michael W. Rayden
	2/22/2007				—	7,784	—				288,008
	2/22/2007				2,919	11,676	11,676				432,012
	2/22/2007								40,540	$37.00	693,639
	n/a	252,000	1,260,000	2,520,000

Kenneth T. Stevens	n/a	160,000	800,000	1,600,000

Paul C. Carbone
	2/22/2007				—	518	—				19,166
	2/22/2007				195	779	779				28,823
	2/22/2007								2,703	$37.00	46,248
	n/a	30,000	150,000	300,000

Gregory J. Henchel
	2/22/2007				—	713	—				26,831
	2/22/2007				268	1,071	1,071				39,627
	2/22/2007								3,716	$37.00	63,581
	n/a	23,200	116,000	232,000

Michael C. Keane
	8/22/2007
	8/22/2007							10,000			294,900
	n/a	57,200	286,000	572,000					25,000	$27.59	317,750

Scott M. Bracale
	2/22/2007				—	2,855	—				105,635
	2/22/2007				1,071	4,283	4,283				158,471
	2/22/2007								14,862	$37.00	254,289
	n/a	70,000	350,000	700,000

(1)	If the threshold target is not met, there is no award.

Outstanding Equity Awards at Fiscal Year-End Table
     The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of the end of the last completed fiscal year:
OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

	Option Awards(1)					Stock Awards
								Equity
								Incentive	Equity
			Equity					Plan	Incentive
			Incentive					Awards:	Plan Awards:
			Plan					Number of	Market or
			Awards:			Number	Market	Unearned	Payout Value
	Number of	Number of	Number of			of Shares	Value of	Shares,	of Unearned
	Securities	Securities	Securities			or Units	Shares or	Units or	Shares, Units
	Underlying	Underlying	Underlying			of Stock	Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option		That	Stock That	Rights	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(2)	($)	(#)(3)	($)
Michael W. Rayden	156,339	—	—	27.31	05/10/2010	—	—	—	—
	71,162	—	—	26.05	02/12/2012	—	—	—	—
	24,654	—	—	15.16	02/11/2013	—	—	—	—
	25,000	12,500	—	16.26	02/10/2014	—	—	—	—
	22,302	22,300	—	28.25	02/15/2015	—	—	—	—
	10,345	31,034	—	29.75	02/14/2016	—	—	—	—
	—	40,540	—	37.00	02/22/2017	—	—	—	—
	—	—	—	—	—	212,171	6,984,669	30,632	1,008,406

Kenneth T. Stevens	12,500	37,500	—	34.08	01/29/2017	—	—	—	—
						23,750	781,850

Paul C. Carbone	1,250	3,750	—	31.86	09/05/2016	—	—	—	—
	—	2,703	—	37.00	02/22/2011	—	—	—	—
					—	2,250	74,070	1,297	42,697

Gregory J. Henchel	2,500	2,500	—	28.46	10/10/2015	—	—	—	—
	517	1,552	—	29.75	02/14/2016	—	—	—	—
	—	3,716	—	37.00	02/22/2017	—	—	—	—
	—	—	—	—	—	2,779	91,485	2,343	77,132

Michael Keane	—	25,000	—	27.59	08/22//2017	—	—	—	—
	—	—	—		—	10,000	329,200	—	—

Scott M. Bracale	25,000	—	—	27.31	05/10/2010	—	—	—	—
	20,000	—	—	26.05	02/12/2012	—	—	—	—
	25,000	—	—	25.95	07/24/2012	—	—	—	—
	3,124	3,125	—	16.26	02/10/2014	—	—	—	—
	6,250	6,250	—	28.25	02/15/2015	—	—	—	—
	3,056	9,168	—	29.75	02/14/2016	—	—	—	—
	—	14,862	—	37.00	02/22/2017	—	—	—	—
	—	—	—	—	—	3,224	106,134	10,439	343,652

(1)	Options become exercisable in four equal annual installments beginning on the first anniversary date of grant.

(2)	The shares of restricted stock represented vest as follows:
•	Mr. Rayden: 2,125 shares on February 10, 2008; 1,862 shares on February 14, 2008; 27,230 shares on February 15, 2008; 1,862 shares on February 14, 2009; 39,730 shares on February 15, 2009; 1,862 shares on February 14, 2010; 62,500 shares on February 15, 2010; and 75,000 shares of February 15, 2011. All but

2,125 of these shares had performance-based vesting conditions when granted. Those performance conditions have been achieved and the restricted stock has only a time-based vesting condition remaining.
•	Mr. Stevens: 11,250 shares on January 29, 2009; 6,250 shares on January 29, 2010; and 6,250 shares on January 29, 2011. All of these shares are service-based.

•	Mr. Carbone: 750 shares on September 5, 2008; 750 shares on September 5, 2009; and 750 shares on September 5, 2010. All of these shares are service-based.

•	Mr. Henchel: 1,250 shares on October 10, 2008; 93 shares on February 14, 2008; 1,250 shares on October 10, 2009; 93 shares on February 14, 2009; and 93 shares on February 14, 2010. All of these shares are service-based.

•	Mr. Keane: 2,500 shares on August 22, 2008; 2,500 shares on August 22, 2009; 2,500 shares on August 22, 2010; and 2,500 shares on August 22, 2011. All of these shares are service-based.

•	Mr. Bracale: 531 shares on February 10, 2008; 550 shares on February 14, 2008; 522 shares on February 15, 2008; 550 shares on February 14, 2009; 522 shares on February 15, 2009; and 549 shares on February 14, 2010. All but 531 of these shares had performance-based vesting conditions when granted. Those performance conditions have been achieved and the restricted stock has only a time-based vesting condition remaining.
(3)	Subject to the achievement of specified performance criteria, the shares of restricted stock represented vest as follows:
•	Mr. Rayden: 11,172 on February 14, 2008; 1,946 shares on February 22, 2008; 13,622 shares on February 22, 2009; 1,946 shares on February 22, 2010; and 1,946 shares on February 22, 2011.

•	Mr. Carbone: 130 shares on February 22, 2008; 909 shares on February 22, 2009, 129 shares on February 22, 2010; and 129 shares on February 22, 2011.

•	Mr. Henchel: 559 shares on February 14, 2008; 179 shares on February 22, 2008; 1,249 shares on February 22, 2009; 178 shares on February 22, 2010; and 178 shares on February 22, 2011.

•	Mr. Bracale: 3,301 shares on February 14, 2008; 714 shares on February 22, 2008; 4,997 shares on February 22, 2009; 714 shares on February 22, 1010; and 713 shares on February 22, 2011.

     Option Exercises and Stock Vested Table
     The following table provides certain information concerning each exercise of stock options, and each vesting of stock, including restricted stock, during the last completed fiscal year:
OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2007

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Michael W. Rayden	6,597	174,491	64,599	2,247,726
Kenneth T. Stevens	—	—	6,250	203,938
Paul C. Carbone	—	—	750	22,335
Gregory J. Henchel	—	—	1,343	41,708
Michael C. Keane	—	—	—	—
Scott M. Bracale	5,247	58,939	29,740	1,144,863

(1)	Value realized was calculated based on the number of shares exercised multiplied by the excess of the fair market value of a share of the Company’s common stock on the date of exercise over the exercise price of the stock option.

(2)	Value realized was calculated based on the number of shares vested multiplied by the fair market value of a share of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation Table
     The following table provides certain information concerning the Company’s nonqualified supplemental retirement and deferred compensation plan. For more information on the Company’s nonqualified supplemental retirement and deferred compensation plan, please refer to the discussions in our Compensation Discussion & Analysis under the headings “Deferred Compensation” beginning on page 22.
NONQUALIFIED DEFERRED COMPENSATION TABLE FOR FISCAL YEAR 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FY end
Name	($)(1)	($)(2)	($)	($)	($)

Michael W. Rayden	73,290	187,212	299,445	100	5,462,708
Kenneth T. Stevens	—	—	—	—	—
Paul C. Carbone	18,212	22,125	1,890	210	39,630
Gregory J. Henchel	28,539	22,542	364	273	59,966
Michael C. Keane	—	—	—	—	—
Scott M. Bracale	18,465	68,170	1,969	5,096	1,089,667

(1)	Amounts were included as part of the total in the “Salary,” “Bonus” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 25.

(2)	Vested amounts were included as part of the total in the “All Other Compensation” column of the Summary Compensation Table on page 25.
Agreements with NEOs and Potential Payments upon Termination or Change in Control
     We have entered into employment agreements with Messrs. Rayden and Bracale, effective September 15, 2003, and Mr. Stevens, effective January 29, 2007.
     We do not have formal employment agreements with Messrs. Carbone, Henchel, or Keane but we will discuss the terms of their employment below, including the Separation Pay, Confidentiality and Non-Competition Agreement between the Company and Mr. Carbone.
     Employment Agreements
     Except for Mr. Rayden, whose agreement has an initial term of five years, each agreement has an initial term of three years, after which it will renew automatically for additional one year periods on the same terms and conditions, unless either party provides notice to the other of an intention not to extend it at least 90 days prior to the anniversary date. Further, if a change in control (as defined in the agreement) occurs during the term of the agreement, the term of the agreement will be extended for two years from the date of the change in control. A change in control means the occurrence of any of the following:

•	a person becoming the beneficial owner of Company securities representing 25% or more of the combined voting power of our then outstanding securities (a “25% Shareholder”); provided, however, a person shall not be deemed a 25% Shareholder if such person would not otherwise be a 25% Shareholder but for a reduction in the number of our outstanding voting shares resulting from a stock repurchase program, self-tender offer or similar plan, unless such person thereafter acquires 1% or more of our voting shares then outstanding and is otherwise a 25% Shareholder at such time; and provided, further, that if the Board of Directors determines in good faith that a person inadvertently became a 25% Shareholder and such person promptly notifies the Board of Directors of such status and as promptly as practicable thereafter takes such actions so as to no longer be a 25% Shareholder, then such person shall no longer be deemed to be a 25% shareholder;

•	a change in composition of the Board of Directors occurring any time during a consecutive two-year period as a result of which fewer than a majority of the Board of Directors are Continuing Directors (“Continuing Director” means a director who was either first elected or appointed as a Director prior to the date of the employment agreement, or subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

•	any of the following occurs:

•	a merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) sixty percent (60%) or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity;

•	a sale, exchange, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company which shall include, without limitation, the sale of assets aggregating more than fifty percent (50%) of the assets of the Company on a consolidated basis;

•	a liquidation or dissolution of the Company;

•	a reorganization, reverse stock split, or recapitalization of the Company which would result in any of the foregoing; or

•	a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.
     Each employment agreement provides for a minimum annual base salary, plus any increases in base compensation as may be authorized by the Board of Directors after the date of the agreement. The agreements also provide for each officer’s continued participation in the Company’s incentive compensation and stock option plans and other benefits as described in the agreements.
     The employment agreements require the Company to compensate each officer and provide him or her with certain benefits if his or her employment is terminated before the agreement expires. The compensation and benefits each officer is entitled to receive vary depending upon whether his or her employment is terminated:
•	by the Company for cause (as defined below), or voluntarily by the officer, or in the case of Mr. Rayden and Mr. Stevens, other than for Good Reason (as defined below);

•	by the Company other than for cause, or in the case of Mr. Rayden and Mr. Stevens, for Good Reason;

•	involuntarily due to disability;

•	upon retirement; or

•	upon the officer’s death, under which circumstance the applicable compensation and benefits are payable to the officer’s beneficiaries.

     For purposes of the employment agreements, “cause” means the executive:
•	was grossly negligent in the performance of his or her duties with the Company (other than a failure resulting from the executive’s incapacity due to physical or mental illness) causing material harm to the Company;

•	has pled “guilty” or “no contest” to, or has been convicted of an act which is defined as, a felony under federal or state law;

•	engaged in intentional misconduct or fraud which caused, or could reasonably be expected to cause, material harm to the Company’s business or its reputation; or

•	committed a material breach of his or her employment agreement (including a violation of the non-compete and nondisclosure provisions) which is materially and demonstrably injurious to the Company.
     For purposes of Mr. Rayden’s and Mr. Stevens’ employment agreements, “Good Reason” means:
•	a significant reduction in Mr. Rayden’s or Mr. Stevens’ positions, duties, authority, responsibilities and reporting requirements;

•	a reduction in or a material delay in payment of Mr. Rayden’s or Mr. Stevens’ total cash compensation, incentives and benefits;

•	the Company, the Board or any person controlling the Company relocates Mr. Rayden or Mr. Stevens to a location in excess of 50 miles from the location where he is currently based;

•	the failure of the Company to abide by the employment agreement or to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement; or

•	the failure of the Company to obtain the assumption in writing of its obligation to perform the employment agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.
Notwithstanding the above, Good Reason shall not include (i) acts not taken in bad faith which are cured by the Company in all respects not later than 30 days from the date of receipt by the Company of a written notice from Mr. Rayden or Mr. Stevens identifying in reasonable detail the act or acts constituting Good Reason (“Preliminary Notice of Good Reason” as defined above) or (ii) acts taken by the Company by reason of Mr. Rayden’s or Mr. Stevens’ physical or mental infirmity which impairs his ability to substantially perform the duties under the employment agreement. A Preliminary Notice of Good Reason shall not, by itself, constitute a Notice of Termination.
     If the officer’s employment is terminated by the Company for cause, voluntarily by the officer, or in the case of Mr. Rayden and Mr. Stevens, if his employment is terminated by the Company for cause or by Mr. Rayden or Mr. Stevens for other than Good Reason (as defined above), the officer’s severance benefits payable under the employment agreement will include:
•	any accrued base salary and accrued vacation not paid as of the termination date;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans; and

•	in Mr. Rayden’s case, continued payment of life insurance premiums through the end of the calendar year.
     If the officer’s employment is terminated by the Company other than for cause, or in the case of Mr. Rayden or Mr. Stevens, for Good Reason, the officer’s severance benefits payable under the employment agreement will include:
•	any accrued base salary and accrued vacation not paid as of the termination date;

•	a pro-rated bonus amount;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans;

•	continued payment of 100% of base salary for 18 months for Mr. Bracale and, in the case of Mr. Rayden, a lump sum amount equal to two times the sum of (i) base salary and (ii) the greater of Mr. Rayden’s (a) annual par target bonus opportunity in the year of termination or (b) the actual annual bonus earned by Mr. Rayden in the year prior to the year of termination, and for Mr. Stevens, a lump sum amount equal to 1.5 times his base salary;

•	continued insurance benefits for 18 months for Mr. Bracale and Mr. Stevens and two years for Mr. Rayden;

•	outplacement services and related travel costs up to a maximum of $10,000 for Mr. Bracale, $20,000 for Mr. Stevens, and $30,000 for Mr. Rayden;

•	in Mr. Rayden’s case, acceleration of vesting of certain stock awards by 24 additional months, and in Mr. Bracale and Mr. Stevens’ case, acceleration of vesting of certain stock awards by 12 additional months; and

•	in Mr. Rayden’s case, continued payment of life insurance premiums through the end of the calendar year.
     If the officer’s employment is terminated involuntarily due to disability, the officer’s severance benefits payable under the employment agreement will include:
•	any accrued base salary and accrued vacation not paid as of the disability date;

•	a pro-rated bonus amount;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans;

•	100%, 80% and 60%, respectively, of base salary for the first, second and third 12 months following the disability date (reduced by amounts received by the officer under the Company’s disability plans);

•	additional salary benefits if the officer is disabled beyond 36 months; and

•	in Mr. Rayden’s case, continued payment of life insurance premiums through the end of the calendar year.
Notwithstanding the above, the salary continuation payments will cease upon the earlier of (a) the disability ceasing to exist or (b) the officer’s retirement.
     If the officer’s employment is terminated by reason of his or her retirement, the officer’s severance benefits will include the following:
•	accrued base salary and accrued vacation not paid as of the termination date;

•	a pro-rated bonus amount; and

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans.
     If the officer’s employment is terminated by reason of his or her death, the Company’s sole obligation will be to pay the officer’s spouse, estate or designated beneficiary, as the case may be, the same amounts due the officer if he or she had retired, as described above.

     The employment agreements also prohibit the officer from becoming directly or indirectly connected with any business or entity that competes directly or indirectly with the Company during the officer’s employment with the Company and for a period of one year (or in the case of Messrs. Rayden and Stevens, two years) from the date of termination if employment is terminated: (1) by the Company for any reason, (2) by the officer for any reason, or (3) by reason of either the Company’s or the officer’s decision not to extend the term of the agreement. Mr. Rayden’s and Mr. Stevens’ respective non-competition periods will terminate after a change in control, upon a termination by the Company for other than cause, or upon a termination by Mr. Rayden or Mr. Stevens for Good Reason. The non-competition period of Mr. Bracale will terminate upon termination by the Company other than for cause after a change in control, or by Mr. Bracale for Good Reason after a change in control.
     Under the employment agreements and the executive agreements with Messrs. Rayden, Stevens, and Bracale, if it is determined that any payment of any type to or for the benefit of the executive, including the acceleration of stock vesting, is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and any interest or penalties with respect to such tax (“golden parachute excise taxes”), the executive will be entitled to receive an additional payment (a “gross-up payment”) in an amount, after taking into account all federal, state and local income taxes payable by the executive as a result of the receipt of such additional compensation, to place the executive in the same after-tax position the executive would have been in had no such excise tax been paid or incurred with respect to any such amounts (the “tax gross-up”).
     Agreement with Mr. Carbone
     Mr. Carbone’s employment terminated due to his resignation on February 19, 2008. We did not enter into any binding employment agreement with Mr. Carbone; however, we did enter into a Separation Pay, Confidentiality and Non-Competition Agreement with Mr. Carbone, effective July 26, 2006 (the “Carbone Agreement”). Under the terms of the Carbone Agreement, in consideration of his receipt of confidential information and equity stock award grants, Mr. Carbone agreed to certain confidentiality, non-solicitation and non-competition provisions. Specifically, Mr. Carbone agreed not to directly or indirectly solicit, induce or attempt to influence any Company associate to leave the employment of the Company for a period of 12 months after Mr. Carbone’s separation from the Company. In addition, Mr. Carbone agreed not to directly or indirectly work for or contribute to the efforts of any business organization that competes, or plans to compete, with the Company or its products for a period of 12 months after Mr. Carbone’s separation from the Company.
     The Carbone Agreement also stated that Mr. Carbone’s employment was “at will;” provided, however, if Mr. Carbone’s employment was terminated by the Company other than for cause, the Company agreed to pay Mr. Carbone his weekly base salary for a period of fifty-two (52) weeks, minus the deductions required by law and subject to a deduction of any salary or compensation that Mr. Carbone earned from other employment or self-employment during the time period in question, regardless of when such amount is payable. Under the terms of the Carbone Agreement, “cause” is defined as any of the following:
•	the willful failure of Mr. Carbone to perform his duties with the Company (other than incapacity due to physical or mental illness);

•	the conviction of Mr. Carbone of an act which is a felony under federal or state law or a plea by Mr. Carbone’s of guilty or no-contest to any such act; or

•	the engagement by Mr. Carbone in willful misconduct in bad faith which could reasonably be expected to materially harm the Company’s business or its reputation.
     Mr. Carbone resigned his employment under an agreement with the Company pursuant to which the termination was treated in effect as a termination by the Company without cause. The Company entered into a Letter Agreement with Mr. Carbone, dated February 18, 2008, that covered the terms of Mr. Carbone’s separation from the Company. Under this agreement, among other provisions, Mr. Carbone agreed to comply with:
•	confidentiality restrictions, for an indefinite period of time, as contained in the Carbone Agreement;

•	non-solicitation restrictions, for a period of 12 months from the date of resignation, as contained in the Carbone Agreement; and

•	non-competition restrictions for a period of 12 months from the date of resignation.
     In consideration for Mr. Carbone’s agreement to and continued compliance with the terms of the Letter Agreement, the Company agreed to pay Mr. Carbone his weekly base salary minus the deductions required by law (including applicable withholding) for a period of 52 weeks, or the date that he is employed (including self-employed) at an equivalent rate, whichever occurs first. If Mr. Carbone obtains employment (including self-employment) at a lower rate of pay, he will continue to receive the differential between the two rates of pay for the balance of the 52 weeks. Further, the Letter Agreement provided Mr. Carbone with the following benefits:
•	all vacation entitlement that was then currently earned, but unused, amounting to $3,328;

•	eligibility for full incentive compensation for the Spring 2008 Season pursuant to the Company’s IC Plan; and

•	outplacement services of $10,000, which services will be offered through a provider previously approved by the Company.
     Agreement with Mr. Keane
     The term of Mr. Keane’s employment are generally described in his offer letter, dated July 12, 2007, which provides for an annual base salary, plus any increases in base compensation as may be determined from time to time. The offer letter also provides for Mr. Keane’s continued participation in the Company’s incentive compensation and stock option plans and other benefits as described in the agreements. The Keane offer letter also states that Mr. Keane’s employment was “at will;” provided, however, if Mr. Keane’s employment was terminated due to a change in control or by the Company without cause, the Company agreed to pay Mr. Keane his weekly base salary for a period of fifty-two (52) weeks, minus the deductions required by law.
     Agreement with Mr. Henchel
     The term of Mr. Henchel’s employment are generally described in his offer letter, dated August 19, 2005, which provides for an annual base salary, plus any increases in base compensation as may be determined from time to time. The offer letter also provides for Mr. Henchel’s continued participation in the Company’s incentive compensation and stock option plans and other benefits as described in the agreements. Mr. Henchel’s employment is “at will.”
     Executive Agreements
     We also entered into executive agreements with Messrs. Rayden and Bracale, effective September 15, 2000, and Mr. Stevens, effective January 29, 2007. Each agreement has an initial term of three years, after which it renews automatically for additional one year periods on the same terms and conditions, unless the Company provides notice to the officer of an intention not to extend the executive agreement at least 30 days prior to the anniversary date. Furthermore, if a change in control (as defined above under the heading “Employment Agreements”) occurs during the term of the executive agreement, the term of the agreement will be extended for two years from the date of the change in control.
     Under each executive agreement, the Company must provide severance benefits to the officer if his or her employment is terminated (other than on account of death or disability or for cause):
•	by the Company at any time six months prior to a change in control if such termination was in contemplation of such change in control and was done to avoid the effects of the agreement;

•	by the Company within 24 months after a change in control;

•	by the officer for Good Reason (as defined above under the heading “Employment Agreements”) at any time within 24 months after a change in control; or

•	in the case of Mr. Rayden and Mr. Stevens, by Mr. Rayden or Mr. Stevens with or without Good Reason during the period beginning on the one year anniversary date of a change in control and lasting for 30 days.

     In addition to accrued compensation, bonuses, vested benefits and stock options, the officer’s severance benefits payable under the executive agreement include:
•	a lump sum cash payment equal to the sum of: (1) any accrued base salary and vacation time payable as of the termination and (2) the officer’s base annual salary (as defined in the agreement), multiplied by three;

•	a lump sum cash payment equal to the sum of: (1) the pro-rated bonus amount (as defined in the agreement) and (2) the highest annual incentive compensation to which the officer would be entitled, multiplied by three;

•	36 months of continued insurance benefits; and

•	outplacement services and related travel costs up to a maximum of $10,000 for Mr. Bracale, $20,000 for Mr. Stevens, and $60,000 for Mr. Rayden.
Potential Payments upon Termination or Change in Control Tables
     Potential payments upon termination and/or change in control under the agreements with Messrs. Rayden, Bracale, Keane, and Stevens are shown in the tables below. The table for Mr. Carbone shows his actual payments upon separation on March 19, 2008. We have used estimates where it is not possible to give a precise dollar amount for the potential payments. The estimates assume that the triggering event took place on February 2, 2008, the last day of the Company’s prior fiscal year with the exception of the table for Mr. Carbone, which displays payments resulting from an actual triggering date of March 19, 2008. For purposes of valuing the Company’s common stock on February 2, 2008, we have used the Company’s closing stock price of $32.92 on February 1, 2008, the last trading date prior to February 2, 2008. In each of the tables below, we have assumed that all accrued base salary has been paid as of the termination date.
Mr. Rayden
     The following table shows the potential payments upon termination or a change of control of the Company for Mr. Rayden, the Company’s Chairman and Chief Executive Officer.
POTENTIAL PAYMENTS TO MR. RAYDEN

										Certain
										Terminations
		Termination by								Involving a
	Termination by	Company without								Change in
	Company with Cause	Cause or by								Control under
	or by Mr. Rayden	Mr. Rayden for		Termination upon		Termination upon				Executive
Executive Benefits and Payments	without Good Reason	Good Reason		Disability		Death		Retirement		Agreement(1)
Upon Termination	($)	($)		($)		($)		($)		($)

Compensation:

Base Salary (Severance Payment)	—	2,100,000	(2)	2,520,000	(3)	—		—		3,150,000	(2)
Incentive Compensation (Accrued but Unpaid)	—	574,560	(2)(4)	574,560	(2)(4)	574,560	(2)(4)	574,560	(2)(4)	574,560	(2)(4)
Incentive Compensation (Severance Payment)	—	2,847,600	(2)	—		—		—		5,802,840	(2)
Stock Options (Acceleration of Vesting)(5)	—	377,978		—		—		—		410,772
Restricted Stock (Acceleration of Vesting)(6)	—	2,524,997		—		—		—		7,986,162

Benefits:

Accrued Vacation Pay(7)	—	—		—		—		—		—
Life Insurance Premiums	—	—		—		—		—		—
Medical, Health and Welfare Benefits(8)	—	420,000		—		—		—		630,000
Outplacement Services	—	30,000		—		—		—		60,000
Tax Gross-ups	—	—		—		—		—		—
Total value:	—	8,875,135		3,094,560		574,560		574,560		18,614,334

(1)	For a discussion of the relevant scenarios where Mr. Rayden would be entitled to payments regarding a Change in Control, please refer to the discussion under “Executive Agreements” beginning on page 37.

(2)	Payable in a lump sum.

(3)	Payments are made or reimbursed over a three-year period from the date of the disability as follows: 100% of base salary for the first 12 months following the date of disability, 80% of base salary for the second 12 months following the date of disability and 60% of base salary for the third 12 months following the date of disability; provided, however, that such payment shall be reduced by the amount of any benefits the executive receives by reason of his disability under the Company’s relevant disability plan. For example purposes, the figure in the table assume payments for three years following the date of disability and no reimbursement under the Company’s relevant disability programs. If the executive is disabled beyond 36 months from the date of disability, the Company shall continue to pay executive $250,000 per year for the period of executive’s disability; provided, however, that such payment shall be reduced by the amount of any benefits the executive receives by reason of his disability under the Company’s relevant disability plan.

(4)	Represents accrued but unpaid pro-rata incentive compensation of Mr. Rayden.

(5)	Represents the value of unvested and accelerated stock options by multiplying the number of such options by the excess of the fair market value of a share of the Company’s common stock on the date of termination over the exercise price of the stock option.

(6)	Represents the fair market value of all restricted shares whose vesting would be accelerated as of February 2, 2008.

(7)	Assumes all vacation days were used. Vacation days do not roll over from year to year.

(8)	Estimate of the aggregate amount needed to maintain Mr. Rayden’s health and welfare benefits for a two-year period after the Termination Date.

Mr. Stevens
     The following table shows the potential payments upon termination or a change of control of the Company for Mr. Stevens, President and Chief Operating Officer.
POTENTIAL PAYMENTS TO MR. STEVENS

	Termination
	by									Certain
	Company	Termination								Terminations
	with	by Company								Involving a
	Cause	without								Change in
	or by	Cause or								Control
	Mr. Stevens	by Mr. Stevens								under
	without	for Good		Termination		Termination				Executive
Executive Benefits and Payments Upon	Good	Reason		upon		upon		Retirement		Agreement(1)
Termination	Reason ($)	($)		Disability ($)		Death ($)		($)		($)

Compensation:

Base Salary (Severance Payment)	—	1,200,000	(2)	1,920,000	(3)	—		—		2,400,000	(4)
Incentive Compensation (Accrued but Unpaid)	—	364,800	(4)(5)	364,800	(4)(5)	364,800	(4)(5)	364,800	(4)(5)	364,800	(4)(5)
Incentive Compensation (Severance Payment)	—	—		—		—		—		2,400,000
Stock Options (Acceleration of Vesting)(6)	—	—		—		—		—		—
Restricted Stock (Acceleration of Vesting)(7)	—	205,750		—		—		—		987,600

Benefits:

Accrued Vacation Pay(8)	—	—		—		—		—		—
Life Insurance Premiums	—	—		—		—		—		—
Medical, Health and Welfare Benefits(9)	—	240,000		—		—		—		480,000
Outplacement Services	—	20,000		—		—		—		20,000
Tax Gross-ups	—	—		—		—		—		1,870,134

Total value:	—	2,030,550		2,284,800		364,800		364,800		8,522,534

(1)	For a discussion of the relevant scenarios where Mr. Stevens would be entitled to payments regarding a Change in Control, please refer to the discussion under “Executive Agreements” beginning on page 37.

(2)	Payable in a lump sum.

(3)	Payments are made or reimbursed over a three-year period from the date of the disability as follows: 100% of base salary for the first 12 months following the date of disability, 80% of base salary for the second 12 months following the date of disability and 60% of base salary for the third 12 months following the date of disability; provided, however, that such payment shall be reduced by the amount of any benefits the executive receives by reason of his disability under the Company’s relevant disability plan. For example purposes, the figure in the table assume payments for three years following the date of disability and no reimbursement under the Company’s relevant disability programs. If the executive is disabled beyond 36 months from the date of disability, the Company shall continue to pay executive $144,000 per year for the period of executive’s disability; provided, however, that such payment shall be reduced by the amount of any benefits the executive receives by reason of his disability under the Company’s relevant disability plan.

(4)	Payable in a lump sum.

(5)	Represents accrued but unpaid pro-rata incentive compensation of Mr. Stevens.

(6)	Represents the value of unvested and accelerated stock options by multiplying the number of such options by the excess of the fair market value of a share of the Company’s common stock on the date of termination over the exercise price of the stock option.

(7)	Represents the fair market value of all restricted shares whose vesting would be accelerated as of February 2, 2008.

(8)	Assumes all vacation days were used. Vacation days do not roll over from year to year.

(9)	Estimate of the aggregate amount needed to maintain Mr. Stevens’ health and welfare benefits for an 18-month period after the Termination Date.
Mr. Carbone
     The following table shows the actual payments upon the separation of Mr. Carbone, the Company’s Chief Financial Officer, effective March 19, 2008.
PAYMENTS TO MR. CARBONE

	Termination by
	Company with Cause	Termination
	by Mr. Carbone or	by Company
	upon Death	without Cause
Executive Benefits and Payments Upon Termination	($)	($)

Compensation:

Base Salary (Severance Payment)	—	375,000 (1)
Incentive Compensation (Accrued but Unpaid)	—	—
Incentive Compensation (Severance Payment at Target)	—	60,000 (2)
Stock Options (Acceleration of Vesting)	—	—
Restricted Stock (Acceleration of Vesting	—	—
Benefits:

Accrued Vacation Pay(3)	—	3,328
Life Insurance Premiums	—	—
Non-Qualified Deferred Compensation	—	—
Medical, Health and Welfare Benefits(4)	—	75,000
Outplacement Services	—	10,000
Tax Gross-ups	—	—

Total value:	—	523,328

(1)	Payable over 12 months in accordance with normal payroll practices.

(2)	The payout amount is based on the achievement of pre-established financial goals for Spring 2008. If these pre-established financial goals are exceeded or not met, the payout amount could change.

(3)	Value of 18.46 hours vacation was earned but unused upon termination. Vacation days do not roll over from year to year.

(4)	Estimate of the aggregate amount needed to maintain Mr. Carbone’s health and welfare benefits for a 12-month period after the Termination Date.
Mr. Henchel
     Mr. Henchel is not entitled to any potential payments upon termination or a change of control of the Company, except for accrued vacation pay, which is assumed to be zero. Vacation days do not roll over from year to year.

Mr. Keane
     The following table shows the potential payments upon termination from the Company for Mr. Keane, Senior Vice President, Human Resources.
POTENTIAL PAYMENTS TO MR. KEANE

Termination
	by Company	Termination	Termination
	with Cause by	by Company	Involving
Executive Benefits and Payments Upon	Mr. Keane or	without Cause	a Change
Termination	upon Death ($)	($)	in Control ($)

Compensation:

Base Salary (Severance Payment)	—	440,000 (1)	440,000 (1)
Incentive Compensation (Accrued but Unpaid)	—	—	—
Incentive Compensation (Severance Payment)	—	—	—
Stock Options (Acceleration of Vesting)	—	—	—
Restricted Stock (Acceleration of Vesting	—	—	—
Benefits:

Accrued Vacation Pay(2)	—	—	—
Life Insurance Premiums	—	—	—
Non-Qualified Deferred Compensation	—	—	—
Medical, Health and Welfare Benefits	—	—	—
Outplacement Services	—	—	—
Tax Gross-ups	—	—	—

Total value:	—	440,000	440,000

(1)	Payable over 12 months in accordance with normal payroll practices.

(2)	Assumes all vacation days were used. Vacation days do not roll over from year to year.

Mr. Bracale
     The following table shows the potential payments upon termination or a change of control of the Company for Mr. Bracale, the Company’s President of Tween Brands Marketing Agency.
POTENTIAL PAYMENTS TO MR. BRACALE

									Certain
									Terminations
									Involving a
	Termination by								Change in
	Company with	Termination by							Control under
Executive Benefits	Cause or by Mr.	Company		Termination		Termination			Executive
and Payments Upon	Bracale	without Cause		upon Disability		upon Death		Retirement	Agreement(1)
Termination	($)	($)		($)		($)		($)	($)

Compensation:

Base Salary (Severance Payment)	—	750,000	(2)	1,200,000	(3)	—		—	1,500,000	(4)
Incentive Compensation (Accrued but Unpaid)	—	275,100	(4)(5)	275,100	(4)(5)	275,100	(4)(5)	275,100(4)(5)	275,100	(4)(5)
Incentive Compensation (Severance Payment)	—	—		—		—		—	1,356.320	(4)
Stock Options (Acceleration of Vesting)(6)	—	76,344		—		—		—	110,313
Restricted Stock (Acceleration of Vesting)(7)	—	76,276		—		—		—	449,786

Benefits:

Accrued Vacation Pay(8)	—	—		—		—		—	—
Life Insurance Premiums	—	—		—		—		—	—
Medical, Health and Welfare Benefits(9)	—	150,000		—		—		—	300,000
Outplacement Services	—	10,000		—		—		—	10,000
Tax Gross-ups	—	—		—		—		—	1,091,865

Total value:	—	1,337,720		1,475,100		275,100		275,100	5,093,384

(1)	For a discussion of the relevant scenarios where Mr. Bracale would be entitled to payments regarding a Change in Control, please refer to the discussion under “Executive Agreements” beginning on page 37.

(2)	Payable over 18 months in accordance with normal payroll practices.

(3)	Payments are made or reimbursed over a three-year period from the date of the disability as follows: 100% of base salary for the first 12 months following the date of disability, 80% of base salary for the second 12 months following the date of disability and 60% of base salary for the third 12 months following the date of disability; provided, however, that such payment shall be reduced by the amount of any benefits the executive receives by reason of his disability under the Company’s relevant disability plan. For example purposes, the figure in the table assume payments for three years following the date of disability and no reimbursement under the Company’s relevant disability programs. If the executive is disabled beyond 36 months from the date of disability, the Company shall continue to pay executive $144,000 per year for the period of executive’s disability; provided, however, that such payment shall be reduced by the amount of any benefits the executive receives by reason of his disability under the Company’s relevant disability plan.

(4)	Payable in a lump sum.

(5)	Represents accrued but unpaid pro-rata incentive compensation of Mr. Bracale.

(6)	Represents the value of unvested and accelerated stock options by multiplying the number of such options by the excess of the fair market value of a share of the Company’s common stock on the date of termination over the exercise price of the stock option

(7)	Represents the fair market value of all restricted shares whose vesting would be accelerated as of February 3, 2007.

(8)	Assumes all vacation days were used. Vacation days do not roll over from year to year.

(9)	Estimate of the aggregate amount needed to maintain Mr. Bracale’s health and welfare benefits for an 18-month period after the Termination Date.
Director Compensation
     Associates and officers who are directors receive no additional compensation for services as directors. The Board of Directors, upon the recommendation of the Compensation Committee, sets the cash compensation for non-associate directors. Compensation for our non-associate directors is initially considered and reviewed by the Compensation Committee. Based on this review and consideration, the Compensation Committee recommended that the Board of Directors set the compensation of our outside directors for fiscal 2007, and the Board of Directors accepted the recommendation and unanimously approved the outside director compensation for fiscal 2007.
     Cash compensation for non-associate directors in fiscal 2007 included the following:
•	an annual retainer of $35,000 for service on the Board of Directors;

•	an annual retainer of $7,500 for service as Chairman of the Audit Committee;

•	an annual retainer of $4,000 for service as Chairman of the Compensation Committee;

•	an annual retainer or $4,000 for service as Chairman of the Nominating and Governance Committee;

•	an annual retainer of $4,000 for service as Lead Independent Director;

•	$1,500 for each Board meeting attended; and

•	$1,000 for each committee meeting attended.
     The Compensation Committee engaged Mercer in February 2007 to provide information about director compensation at peer group companies, and Mercer reported such information at the Committee’s August 2007 meeting. The non-associate director compensation for fiscal 2008 was reviewed by the Compensation Committee and it recommended that changes be made in the cash compensation of the non-associate directors. Our Board of Directors has approved the following cash compensation for non-associate directors in fiscal 2008:
•	an annual retainer of $40,000 for service on the Board of Directors;

•	an annual retainer of $10,000 for service as Chairman of the Audit Committee;

•	an annual retainer of $5,000 for service as Chairman of the Compensation Committee;

•	an annual retainer of $5,000 for service as Chairman of the Nominating and Governance Committee;

•	an annual retainer of $5,000 for service as Lead Independent Director;

•	$2,000 for each Board meeting attended; and

•	$1,500 for each committee meeting attended.
     In addition, as effective for fiscal 2007 and fiscal 2008, each director who is not an associate of our Company receives:
•	upon a director’s election to the Board, an initial grant to purchase 10,000 shares of our common stock;

•	an annual grant of options to purchase 10,000 shares of our common stock at a price equal to the fair market value of the shares at the grant date; and

•	after three years of service as a director, a one-time grant of options to purchase 15,000 shares.
     On February 22, 2007, the Compensation Committee authorized the grant of 10,000 options to each non-associate director of the Company, which was the same date that the Committee authorized the grant of stock options and restricted shares to our executives. All present non-associate board members have now received their one time grant of 15,000 stock options upon serving three years. The annual and one-time option grants to directors vest and become exercisable at the rate of 25% per year of continued service and terminate on the earliest of the tenth anniversary of the grant date or one year from termination of service as a director. Stock options were granted to directors on the same date as stock options were granted to executives and other associates of the Company. Such options had exercise prices equal to the closing price of our stock on the date of grant.
     All of the 2007 director options were issued under the Company’s 2005 Stock Plan for Non-Associate Directors. The options may be granted from time to time by action of the Board of Directors and must be priced at 100% of the fair market value of the stock on the date of grant, which the Board has determined to be the closing price of the stock on the date of grant. The options become exercisable on an annual basis at the rate of 25% of the initial shares subject to the options, commencing on the first anniversary of the date of grant provided that the holder remains a director on such anniversary, and are exercisable until the earlier of the tenth anniversary of the date of grant or one year from termination of service as a director, provided that in no event shall the options be exercised beyond the ten year term.
     No director had a different compensation arrangement with the Company in 2007 than that described above. The table below shows the compensation earned by each of the Company’s non-associate directors during fiscal year 2007:
DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2007

	Fees earned	Option
	in cash	awards	Total
Name	($)	($)(1)	($)
Elizabeth M. Eveillard(2)	63,000	173,043	236,043
Nancy J. Kramer(3)	58,000	119,905	177,905
David A. Krinsky(4)	54,000	119,905	173,905
Philip E. Mallott(5)	63,500	127,489	190,989
Fredric M. Roberts(6)	58,000	173,043	231,043
Kenneth J. Strottman(7)	45,000	119,905	164,905

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding any estimate of forfeitures during the year, but accounting for any actual forfeitures by an non-associate director during the fiscal year. For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note 1 to the Company’s Financial Statements, which are set forth in Item 8 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

(2)	Ms. Eveillard has vested and unvested options to purchase 35,000 shares of the Company’s common stock as of February 2, 2008.

(3)	Ms. Kramer has vested and unvested options to purchase 75,000 shares of the Company’s common stock as of February 2, 2008.

(4)	Mr. Krinsky has vested and unvested options to purchase 75,000 shares of the Company’s common stock as of February 2, 2008.

(5)	Mr. Mallott has vested and unvested options to purchase 72,145 shares of the Company’s common stock as of February 2, 2008.

(6)	Mr. Roberts has vested and unvested options to purchase 55,000 shares of the Company’s common stock as of February 2, 2008.

(7)	Mr. Strottman has vested and unvested options to purchase 75,000 shares of the Company’s common stock as of February 2, 2008.
EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth additional information as of February 2, 2008, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements. This includes information on shares in plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. It includes the number of shares covered by and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Number of
securities
	Number of		remaining available
	Securities to be		for issuance under
	issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
	and rights	and rights	(a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,612,375	$27.65	1,394,505

Equity compensation plans not approved by security holders	—	—	—

Total	1,612,375	$27.65	1,394,505

TRANSACTIONS WITH RELATED PERSONS
     The Company entered into an employment arrangement in 2005 with Charles Strottman, son of director Kenneth J. Strottman. His employment continued until February 2008. Charles Strottman was employed by the Company as Director of Client Services, a non-executive position, with annual compensation that was not in excess of $120,000. The Company determined that the terms of Charles Strottman’s employment were reasonable and consistent with the terms of employment that are offered to similarly situated associates. The employment was reviewed by the Company’s Audit Committee as the committee then delegated the authority by the Board to review transactions with related persons.
     It is the written policy of the Company that the Nominating and Corporate Governance Committee will review the material facts of all Interested Transactions that require approval and either approve or disapprove of the entry into the Interested Transaction. An Interested Transaction is any transaction, arrangement, relationship, or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which:
•	the aggregate amount involved will or may be expected to exceed $100,000 in any fiscal year,

•	the Company is a participant, and

•	any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

A Related Party includes:

•	any person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director, or nominee for election as a director,

•	any person who is a greater than 5 percent beneficial owner of the Company’s common stock, or

•	any immediate family member of any of the foregoing, including a person’s spouse, parents, stepparents, children,

stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone residing in such person’s home (other than a tenant or employee).
     In determining whether to approve or ratify an Interested Transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) if applicable, the availability of other sources of comparable products or services, (iii) the extent of the Related Party’s interest in the transaction and (iv) the aggregate value of the Interested Transaction. Certain types of Interested Transactions, such as compensation to directors and officers that are required to be reported in the Company’s proxy statement, have been deemed to be pre-approved.
REPORT OF THE COMPENSATION COMMITTEE
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on that review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended February 2, 2008 and this proxy statement for filing with the Securities and Exchange Commission.

Compensation Committee Fredric M. Roberts, Chairman Nancy J. Kramer Elizabeth M. Eveillard
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Fredric M. Roberts, Nancy J. Kramer, and Elizabeth M. Eveillard, who are not associates of the Company, are members of the Compensation Committee. There are no Compensation Committee interlocks or insider participation in the determination of compensation of our NEOs.
AUDIT COMMITTEE REPORT
     A primary responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating primarily to the quality and integrity of Tween Brands, Inc.’s financial reporting process and reports, its systems of internal accounting and controls, and the independent audit of its financial statements. Management is responsible for preparing the consolidated financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. The Audit Committee, which consists of three independent directors, functions in accordance with a written charter adopted by the Board of Directors. The Amended and Restated Audit Committee Charter is available on the Company’s Corporate Governance page on its website at www.tweenbrands.com. The Charter requires the Audit Committee to perform a self-assessment and review the Charter annually.
     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended February 2, 2008, with management and the Company’s independent registered public accounting firm, including their judgment about the quality and appropriateness of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be communicated under generally accepted auditing standards by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance. The Audit Committee also discussed with the Company’s independent registered public accounting firm the independence of the independent registered public accounting firm from management and the Company, and discussed the matters contained in the independent registered public accounting firm’s formal written statement received by the Company and required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.
     The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee met separately with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, including the integrity, adequacy, and effectiveness of the accounting and financial reporting processes and controls, and the overall quality of Tween Brands, Inc.’s reporting.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 2, 2008, for filing with the Securities and Exchange Commission.

Audit Committee Philip E. Mallott, Chairman Elizabeth M. Eveillard David A. Krinsky
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and greater than 10% stockholders to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission. SEC regulations require that copies of the reports be provided to the Company. Based solely on our review of such reports, we believe that all reporting persons complied with all filing requirements during the fiscal year ended February 2, 2008, except for one late Form 4 filing for Mr. Keane.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Deloitte & Touche LLP (“Deloitte & Touche”) was appointed by the Audit Committee of the Board of Directors on February 14, 2006, and served as the Company’s independent registered public accounting firm for the fiscal years ended February 3, 2007 and February 2, 2008.
     On February 9, 2006, the Audit Committee determined that it would dismiss PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. PwC was dismissed on April 10, 2006, upon completion by PwC of its procedures on the Company’s financial statements as of and for the fiscal year ended January 28, 2006 and the Form 10-K in which such financial statements were included.
     PwC’s reports on the Company’s consolidated financial statements for the fiscal years ended January 29, 2005 and January 28, 2006, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
     During the Company’s fiscal year ended January 29, 2005 and January 28, 2006, and through April 10, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its report on the Company’s consolidated financial statements for such years. There were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), except for a material weakness in the Company’s internal control over the selection and publication of our lease accounting policies, which failed to identify misstatements in property and equipment, deferred credits from landlords, rent expense, depreciation expense and the related impact of these items on cash provided by operating activities and cash used for investing activities (the “Material Weakness”), as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (the “2004 Form 10-K”). PwC discussed the Material Weakness with the Audit Committee during the Company’s preparation of the 2004 Form 10-K. As reported in the Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 2005, the Material Weakness was remediated. The Company has authorized PwC to respond fully to any inquiries by Deloitte & Touche relating to the Material Weakness.
     The Company requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether PwC agreed with the above statements. A copy of PwC’s letter was filed as Exhibit 16.2 to Amendment No. 2 to the Current Report on Form 8-K filed on April 14, 2006.
     During the Company’s fiscal years ended January 29, 2005 and January 28, 2006, and through April 10, 2006, neither the Company nor anyone on its behalf consulted with Deloitte & Touche regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has selected, subject to the ratification of the stockholders of the Company, Deloitte & Touche as the independent registered public accounting firm for the Company for the 2008 fiscal year. It is intended that persons acting under the accompanying proxy will vote the shares represented thereby in favor of ratification of such appointment. It is anticipated that representatives of Deloitte & Touche will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire.
     Ratification of the selection of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock voting on the matter. Abstentions have the same effect as votes cast against ratification, and broker non-votes have no effect. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted for ratification of the selection of the independent registered public accounting firm.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR.
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The following table shows the aggregate fees payable to Deloitte & Touche, the Company’s independent registered public accounting firm for services rendered during the fiscal years ended February 2, 2008 and February 3, 2007.

	Fiscal Year Ended
	February 2,	February 3,
	2008	2007

Audit Fees(1)	$900,000	$897,452
Audit-Related Fees(2)	97,000	15,100
Tax Fees(3)	125,000	—
All Other Fees	—	—

(1)	Includes fees for the annual integrated audit of the consolidated financial statements, audits to meet statutory requirements and review of regulatory filings and internal control.

(2)	Includes fees related to accounting consultations.

(3)	Includes fees for services related to tax compliance.
     The Audit Committee has considered whether the provision of services other than those performed in connection with the “Audit Fees” above is compatible with maintaining the principal accountant’s independence.

     The Audit Committee has a policy that the Committee will pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to a member of the Committee. The decisions of the member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to the Chairman.
STOCKHOLDER PROPOSALS
     Stockholder proposals to be included in the proxy statement for the 2009 Annual Meeting of Stockholders should be submitted to the Secretary of the Company at our corporate offices by December 19, 2008, but not before November 19, 2008. The Company may omit from the proxy statement and form of proxy relating to the next annual meeting of stockholders any proposals that are not received by the Secretary by December 19, 2008, or which are received before November 19, 2008. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for presentation at our 2009 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after February 25, 2009. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware.
     Stockholder nominations for the Board of Directors to be elected at the 2009 Annual Meeting of Stockholders should be submitted not less than 14 days, nor more than 50 days, before the 2009 Annual Meeting.
SOLICITATION EXPENSES
     The Company will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our associates may solicit proxies by telephone, mail services, electronic mail, mailgram, facsimile, telegraph, cable and personal interview.
CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS
     The Securities and Exchange Commission has adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant costs savings for us. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement or annual report, as requested, to a stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by writing to us at the following address: Investor Relations, Tween Brands, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, Attention: Investor Relations, or by telephoning us at (614) 775-3500.
     If you are currently a stockholder sharing an address with another Tween Brands, Inc. stockholder and wish to have your future proxy statements and annual reports householded, please contact Investor Relations at the above address or telephone number.
OTHER MATTERS
     Copies of the exhibits to our 2007 Annual Report on Form 10-K may be downloaded from our corporate website, www.tweenbrands.com. Printed copies are also available, at a reasonable charge for copying and mailing, by writing to us at the following address: Investor Relations, Tween Brands, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, Attention: Investor Relations, or by telephoning us at (614) 775-3500.

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with their judgment on such matters.

By	Order of the Board of Directors,

Michael W. Rayden Chairman and Chief Executive Officer

TWEEN BRANDS, INC.
INVESTOR RELATIONS
8323 WALTON PARKWAY
NEW ALBANY, OH 43054
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tween Brands, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TWEEN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TWEEN BRANDS, INC.

Vote On Directors

	The Board of Directors recommends a vote FOR the election of the nominees for the Board of Directors.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	To elect as Directors of Tween Brands, Inc. the nominees listed below:	☐	☐	☐

01) Philip E. Mallott
02) Michael W. Rayden

Vote On Proposal		For	Against	Abstain

The Board of Directors recommends a vote FOR the following proposal.

2.	TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR.	☐	☐	☐

3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees for the Board of Directors and FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year. If any other matters properly come before the meeting, the proxies named on the reverse side will vote in their discretion.
For address changes and/or comments, please check this box      ☐
and write them on the back where indicated.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TWEEN BRANDS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2008
The undersigned stockholder(s) hereby appoint(s) Michael W. Rayden and Kenneth T. Stevens, or either of them acting alone, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Tween Brands, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on May 22, 2008, at the Company’s corporate offices, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR.
     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

TWEEN BRANDS, INC.
** IMPORTANT NOTICE **
Regarding the Availability of Proxy Material

You are receiving this communication because you hold shares in the above company, and the material you should review before you cast your vote is now available.
This communication presents only an overview of the more complete proxy material that is available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy material before voting.

TWEEN BRANDS, INC.
INVESTOR RELATIONS
8323 WALTON PARKWAY
NEW ALBANY, OH 43054
  Shareholder Meeting to be held on 5/22/08

Proxy Material Available
•	Notice and Proxy Statement

•	Annual Report

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See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information

Meeting Type:	Annual
Meeting Date:	5/22/08
Meeting Time:	9:00 a.m. EDT
For holders as of:	3/31/08

Meeting Location:

Home Office
8323 Walton Parkway
New Albany, OH 43054

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                         Voting items
The Board of Directors recommends a vote
FOR the election of the nominees for the
Board of Directors.
1.	To elect as Directors of Tween Brands, Inc. the nominees listed below:
01)	Philip E. Mallott

02)	Michael W. Rayden
The Board of Directors recommends a vote FOR the following proposal.
2.	TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR.
3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.